                                                                    Exhibit 10.1

                                CREDIT AGREEMENT


                                      among


                                   TOO, INC.,


                          VARIOUS LENDING INSTITUTIONS,


                               CITICORP USA, INC.,
                              as Syndication Agent


                                       and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Administrative Agent


                         -------------------------------


                           Dated as of August 13, 1999



                                  $100,000,000

                                TABLE OF CONTENTS


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SECTION 1.  Amount and Terms of Credit........................................................................     1

     1.01   The Commitments...................................................................................     1
     1.02   Minimum Amount of Each Borrowing..................................................................     3
     1.03   Notice of Borrowing...............................................................................     4
     1.04   Disbursement of Funds.............................................................................     4
     1.05   Notes.............................................................................................     5
     1.06   Conversions.......................................................................................     6
     1.07   Pro Rata Borrowings...............................................................................     7
     1.08   Interest..........................................................................................     7
     1.09   Interest Periods..................................................................................     8
     1.10   Increased Costs, Illegality, etc..................................................................     9
     1.11   Breakage..........................................................................................    11
     1.12   Change of Lending Office..........................................................................    11
     1.13   Replacement of Lenders............................................................................    12

SECTION 2.  Letters of Credit.................................................................................    13

     2.01   Letters of Credit.................................................................................    13
     2.02   Maximum Letter of Credit Outstandings; Final Maturities...........................................    15
     2.03   Letter of Credit Requests.........................................................................    15
     2.04   Letter of Credit Participations...................................................................    15
     2.05   Agreement to Repay Letter of Credit Drawings......................................................    17
     2.06   Increased Costs...................................................................................    18

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.............................................    19

     3.01   Fees..............................................................................................    19
     3.02   Voluntary Termination of Unutilized Commitments...................................................    20
     3.03   Mandatory Reduction of Commitments................................................................    20

SECTION 4.  Prepayments;Payments; Taxes.......................................................................    21

     4.01   Voluntary Prepayments.............................................................................    21
     4.02   Mandatory Repayments and Commitment Reductions....................................................    22
     4.03   Method and Place of Payment.......................................................................    26
     4.04   Net Payments......................................................................................    27

SECTION 5.  Conditions Precedent..............................................................................    29

     5.01   Execution of Agreement; Notes.....................................................................    29
     5.02   Officer's Certificate.............................................................................    29


                                      (i)
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
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     5.03   Opinions of Counsel...............................................................................    29
     5.04   Corporate Documents; Proceedings; etc.............................................................    30
     5.05   Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining
               Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements; Employment Agreements....    30
     5.06   Consummation of the Transaction...................................................................    31
     5.07   Adverse Change, etc...............................................................................    32
     5.08   Litigation........................................................................................    32
     5.09   Pledge Agreement..................................................................................    32
     5.10   Security Agreement................................................................................    32
     5.11   Subsidiaries Guaranty.............................................................................    33
     5.12   Mortgages; Title Insurance; Survey; etc...........................................................    33
     5.13   Loan Purchase Agreement...........................................................................    34
     5.14   Projections; Pro Forma Balance Sheet..............................................................    34
     5.15   Solvency Certificate; Insurance Certificates......................................................    34
     5.16   Fees, etc.........................................................................................    34

SECTION 6.  Conditions Precedent to All Credit Events.........................................................    34

     6.01   No Default; Representations and Warranties........................................................    35
     6.02   Notice of Borrowing; Letter of Credit Request.....................................................    35
     6.03   Special Conditions Regarding Clean-Down Periods...................................................    35

SECTION 7.  Representations and Warranties....................................................................    35

     7.01   Corporate and Other Status........................................................................    36
     7.02   Corporate and Other Power and Authority...........................................................    36
     7.03   No Violation......................................................................................    36
     7.04   Governmental Approvals............................................................................    36
     7.05   Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc..............    37
     7.06   Litigation........................................................................................    38
     7.07   True and Complete Disclosure......................................................................    38
     7.08   Use of Proceeds; Margin Regulations...............................................................    38
     7.09   Tax Returns and Payments..........................................................................    39
     7.10   Compliance with ERISA.............................................................................    39
     7.11   The Security Documents............................................................................    41
     7.12   Properties........................................................................................    42
     7.13   Capitalization....................................................................................    42
     7.14   Subsidiaries......................................................................................    42
     7.15   Compliance with Statutes, etc.....................................................................    42
     7.16   Investment Company Act............................................................................    43
     7.17   Public Utility Holding Company Act................................................................    43
     7.18   Environmental Matters.............................................................................    43
     7.19   Labor Relations...................................................................................    44
     7.20   Patents, Licenses, Franchises and Formulas........................................................    44


                                      (ii)

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     7.21   Indebtedness......................................................................................    44
     7.22   Transaction.......................................................................................    44
     7.23   Insurance.........................................................................................    45
     7.24   Year 2000 Compliance..............................................................................    45
     7.25   Special Purpose Corporation.......................................................................    45

SECTION 8.  Affirmative Covenants.............................................................................    45

     8.01   Information Covenants.............................................................................    46
     8.02   Books, Records and Inspections....................................................................    48
     8.03   Maintenance of Property; Insurance................................................................    48
     8.04   Corporate Franchises..............................................................................    49
     8.05   Compliance with Statutes, etc.....................................................................    49
     8.06   Compliance with Environmental Laws................................................................    49
     8.07   ERISA.............................................................................................    50
     8.08   End of Fiscal Years; Fiscal Quarters..............................................................    52
     8.09   Performance of Obligations........................................................................    52
     8.10   Payment of Taxes..................................................................................    52
     8.11   Consummation of The Spin-Off .....................................................................    52
     8.12   Additional Security; Further Assurances...........................................................    52
     8.13   Foreign Subsidiaries Security.....................................................................    53
     8.14   Year 2000 Compliance..............................................................................    54

SECTION 9.  Negative Covenants................................................................................    54

     9.01   Liens.............................................................................................    54
     9.02   Consolidation, Merger, Purchase or Sale of Assets, etc............................................    56
     9.03   Dividends.........................................................................................    61
     9.04   Indebtedness......................................................................................    62
     9.05   Advances, Investments and Loans...................................................................    63
     9.06   Transactions with Affiliates......................................................................    65
     9.07   Capital Expenditures..............................................................................    65
     9.08   Minimum Consolidated Coverage Ratio...............................................................    66
     9.09   Minimum Consolidated Fixed Charge Coverage Ratio..................................................    67
     9.10   Maximum Leverage Ratio............................................................................    67
     9.11   Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of
               Certificate of Incorporation and Certain Other Agreements; etc.................................    68
     9.12   Limitation on Certain Restrictions on Subsidiaries................................................    68
     9.13   Limitation on Issuance of Capital Stock...........................................................    68
     9.14   Business; Trade Names.............................................................................    69
     9.15   Limitation on Creation of Subsidiaries............................................................    69

SECTION 10. Events of Default.................................................................................    69

     10.01  Payments..........................................................................................    69
     10.02  Representations, etc..............................................................................    70


                                     (iii)
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
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     10.03  Covenants.........................................................................................    70
     10.04  Default Under Other Agreements....................................................................    70
     10.05  Bankruptcy, etc...................................................................................    70
     10.06  ERISA.............................................................................................    71
     10.07  Security Documents................................................................................    71
     10.08  Spin-Off Documents................................................................................    71
     10.09  Subsidiaries Guaranty; Loan Purchase Agreement....................................................    72
     10.10  Judgments.........................................................................................    72
     10.11  Change of Control.................................................................................    72
     10.12  Clean-Down Periods................................................................................    72

SECTION 11. Definitions and Accounting Terms..................................................................    73

     11.01  Defined Terms.....................................................................................    73

SECTION 12. The Administrative Agent..........................................................................    98

     12.01  Appointment.......................................................................................    98
     12.02  Nature of Duties..................................................................................    98
     12.03  Lack of Reliance on the Agents....................................................................    98
     12.04  Certain Rights of the Agents......................................................................    99
     12.05  Reliance..........................................................................................    99
     12.06  Indemnification...................................................................................    99
     12.07  Each Agent in its Individual Capacity.............................................................    99
     12.08  Holders...........................................................................................   100
     12.09  Resignation by the Agents.........................................................................   100

SECTION 13. Miscellaneous.....................................................................................   100

     13.01  Payment of Expenses, etc..........................................................................   100
     13.02  Right of Setoff...................................................................................   102
     13.03  Notices...........................................................................................   102
     13.04  Benefit of Agreement; Assignments; Participations.................................................   102
     13.05  No Waiver; Remedies Cumulative....................................................................   104
     13.06  Payments Pro Rata.................................................................................   105
     13.07  Calculations; Computations; Accounting Terms......................................................   105
     13.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial............................   106
     13.09  Counterparts......................................................................................   107
     13.10  Effectiveness.....................................................................................   107
     13.11  Headings Descriptive..............................................................................   107
     13.12  Amendment or Waiver; etc..........................................................................   107
     13.13  Survival..........................................................................................   109
     13.14  Domicile of Loans.................................................................................   109
     13.15  Register..........................................................................................   109
     13.16  Confidentiality...................................................................................   110
     13.17  Limitation on Increased Costs.....................................................................   111


                                      (iv)

SCHEDULE I                              Commitments
SCHEDULE II                             Lender Addresses
SCHEDULE 2.01                           Existing Letters of Credit
SCHEDULE 7.09                           Tax Matters
SCHEDULE 7.10                           ERISA Plans
SCHEDULE 7.11                           Real Property
SCHEDULE 7.14                           Subsidiaries
SCHEDULE 7.21                           Existing Indebtedness
SCHEDULE 7.23                           Insurance
SCHEDULE 9.01                           Existing Liens
SCHEDULE 9.05                           Existing Investments


EXHIBIT A                               Notice of Borrowing
EXHIBIT B-1                             Term Note
EXHIBIT B-2                             Revolving Note
EXHIBIT B-3                             Swingline Note
EXHIBIT C                               Letter of Credit Request
EXHIBIT D                               Section 4.04(b)(ii) Certificate
EXHIBIT E                               Opinion of Davis Polk & Wardwell, counsel to the Credit Parties
EXHIBIT F                               Officers' Certificate
EXHIBIT G                               Pledge Agreement
EXHIBIT H                               Security Agreement
EXHIBIT I                               Subsidiaries Guaranty
EXHIBIT J                               Loan Purchase Agreement
EXHIBIT K                               Solvency Certificate
EXHIBIT L                               Assignment and Assumption Agreement
EXHIBIT M                               Intercompany Note

                  CREDIT AGREEMENT, dated as of August 13, 1999, among TOO, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), CITICORP USA, INC., as Syndication Agent (in such capacity, the "Syndication Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  Amount and Terms of Credit.

                  1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be initially incurred and maintained as a single Borrowing of Base Rate Loans or Eurodollar Loans (subject to the option to convert such Term Loans pursuant to Section 1.06), provided that (x) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) prior to the date which is one week from the Initial Borrowing Date (the "Syndication Date"), Term Loans may only be incurred and maintained as Eurodollar Loans if the respective Interest Period applicable thereto is a one week Interest Period which begins on the Initial Borrowing Date and ends on the Syndication Date and (ii) shall not exceed for any Lender that amount which equals the Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) prior to the Syndication Date, Revolving Loans may only be incurred as Eurodollar Loans if borrowed on the

Initial Borrowing Date and the respective Interest Period applicable thereto is a one week Interest Period which begins and ends on the same dates as the Interest Period applicable to Term Loans borrowed on the Initial Borrowing Date and maintained as Eurodollar Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the sum of such Lender's RL Percentage of (x) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time and (v) shall not exceed in aggregate principal amount $15,000,000 on the Initial Borrowing Date.

                  (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date), and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Lenders or (iii) that the Administrative Agent in good faith believes that such Default or Event of Default no longer exists. Notwithstanding anything to the contrary contained above, the Swingline Lender shall not be required to make any Swingline Loans at any time (x) when a Lender Default is in existence, unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's (or Defaulting Lenders') share of Mandatory Borrowings which would be required to be made if said Swingline Loans were to be funded with one or more Borrowings of Revolving Loans pursuant to Section 1.01(d), including by cash collateralizing such Defaulting Lender's (or Defaulting Lenders') RL Percentage (or RL Percentages) of such

Swingline Loan or Swingline Loans or (y) after any obligation of The Limited to purchase the outstanding Obligations pursuant to the Loan Purchase Agreement has arisen, either by action of the Required Lenders or otherwise.

                  (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders and the Borrower that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each such Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) any failure to satisfy any conditions specified in Section 6, (iii) any Default or Event of Default existing on such date, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received by the Swingline Lender from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum

Borrowing Amount for such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 12 Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chief Executive Officer or the Chief Financial Officer of the Borrower, or from any other authorized person of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right, absent manifest error, to dispute the Administrative Agent's or the Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans.

                  1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i), or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office, in the account specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders (other than in respect of Mandatory Borrowings). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the Federal Funds Rate for each day during the period consisting of the first three Business Days following such date of availability and thereafter at the Base Rate as in effect from time to time and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall, if requested by such Lender, be evidenced (i) if Term Loans, by promissory notes duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 (each a "Term Note" and, collectively, the "Term Notes"), in each case with blanks appropriately completed in conformity herewith, (ii) if Revolving Loans, by promissory notes duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and
(iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) Each Term Note shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the making of any Term Loans on such date by such Lender) (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of any Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) Each Revolving Note shall (i) be executed by the Borrower,
(ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Swingline Note shall (i) be executed by the Borrower,
(ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans, which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same

Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no Base Rate Loans may be converted into Eurodollar Loans prior to the Syndication Date. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                  1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan into a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time, provided that at no time shall any Loan bear interest after maturity at a rate per annum which is less than 2% in excess of the rate applicable thereto at maturity without the application of the preceding provisions of this Section 1.08(c), with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Loan (other than Revolving Loans maintained as Base Rate Loans which are repaid prior to the termination of the Total Revolving Loan Commitment), on any repayment or prepayment (on the amount repaid or prepaid) and (iv) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided that, if Loans borrowed on the Initial Borrowing Date are to be maintained as Eurodollar Loans, such Loans shall initially be subject to a one week Interest Period, whereafter the Borrower may elect to continue such Loans as Eurodollar Loans with Interest Periods of one, two, three or six-month Interest Periods, provided further that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period for a Eurodollar Loan begins on the last day of a calendar month or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding

         Business Day; provided that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

                  (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.02(b), if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment; and

                  (viii) the selection of Interest Periods shall be subject to the provisions of Section 1.02.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to continue such Loans as Eurodollar Loans with a one month Interest Period; provided that, if the Borrower is not permitted to elect a new Interest Period as a result of clauses (v) through (viii), inclusive, of this Section 1.09, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for (i) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender or any change in a tax imposed solely on deposits or net assets of a Lender, in each case pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein and (ii) Excluded Taxes under Section 4.04(a)) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising after the date of this Agreement affecting the interbank Eurodollar market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed to be a Notice of Borrowing or Notice of Conversion requesting the incurrence of (or conversion into or continuance of, as the case may be) Base Rate Loans unless rescinded by the Borrower prior to the date of incurrence or conversion, as the case may be, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of this Section 1.10(a) and Section 13.17 (to the extent applicable), pay to such Lender, within ten Business Days after such Lender's written request therefor and the delivery to the Borrower of the written notice described below in this clause (y), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine (but without duplication of any amounts that may be payable to such Lender under Section 1.10(c) or 2.06)) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder reasonably determined by such Lender in good faith (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) as promptly as practicable and in any event within one Business Day after the date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the date of this Agreement any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the date of this Agreement) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank, the NAIC or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of this Section 1.10(c) and Section 13.17 (to the extent applicable), pay to such Lender, within ten Business Days after its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital (but without duplication of any amounts that may be payable to such Lender under
Section 1.10(a) or 2.06). In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe in reasonable detail the basis for and calculation of such additional amounts.

                  1.11 Breakage. The Borrower shall compensate each Lender, within ten Business Days after its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing (including any Notice of Borrowing given in expectation of the Initial Borrowing Date) or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to

Section 4.01, 4.02 or as a result of an acceleration of the Loans pursuant to
Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; and (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will (subject to overall policy considerations of such Lender), if requested by the Borrower, designate another Lending Office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

                  1.13 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (b) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by the other Lenders or (c) in the case of a refusal by a Lender to consent to one or more proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right to either (i) replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees (it being acknowledged that the Replaced Lender shall be under no obligation to identify or secure the commitment of such Eligible Transferee or assist in identifying or securing the commitment of such Eligible Transferee), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent (collectively, the "Replacement Lender") or (ii) at the option of the Borrower, replace only (x) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender or (y) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Term Loans of the respective Tranche provided by the Replacement Lender, provided that (1) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in outstanding Letters of Credit and/or (II) the outstanding Term Loans, the Term Loans, of the Replaced Lender) and, in connection therewith, shall pay to (a) the Replaced Lender in respect thereof an amount equal to the sum of (i) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche being replaced) of the Replaced Lender, (ii) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender (unless the replacement relates to Term Loans only), together with all then unpaid interest with respect thereto at such time and (iii) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (b) except in the case of the replacement of only the outstanding Term Loans of a Replaced Lender, each Issuing Bank an amount equal to such Replaced Lender's RL Percentage (for this purpose, determined as if the adjustment described in clause (i) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Bank and (c) except in the case of the replacement of only the outstanding Term Loans of a Replaced Lender, the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender, and (2) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (1) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (1) and (2) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or a Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender with respect to matters that arose prior to the time it ceased to be a Lender. Replacements pursuant to this Section 1.13 shall only be effected by assignments which otherwise meet the applicable requirements of
Section 13.04(b).

                  SECTION 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower (or a Subsidiary of the Borrower, provided that, notwithstanding the name of the account party set forth on any Letter of Credit issued hereunder, the Borrower shall be deemed to be (and hereby agrees to be) the primary obligor with respect to all Unpaid Drawings and any other amounts payable hereunder to the Issuing Bank or any other Lender with respect to all such Letters of Credit, and the Borrower agrees that all such amounts shall be Obligations of the Borrower for all purposes of this Agreement and the other Credit Documents) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower (or, subject to the proviso above in this Section 2.01, a Subsidiary of the Borrower) and for the benefit of sellers of goods or materials to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars.

                  (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower (or, subject to the proviso in Section 2.01(a) above, any Subsidiary of the Borrower), one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of obligations of the Borrower (or in the case of Letters of Credit issued for the account of any Subsidiary of the Borrower, such Subsidiary) to sellers of goods or materials as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction not in effect on the date hereof and which such Issuing Bank reasonably deems material to it; or

                  (ii) such Issuing Bank shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b) and the matters identified in such notice have not previously been waived or cured; or

                  (iii) a Lender Default exists, unless the applicable Issuing Bank has entered into arrangements satisfactory to such Issuing Bank and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit of any Defaulting Lender(s), including by cash collateralizing any such Defaulting Lender's (or Defaulting Lenders') RL Percentage (or RL Percentages) of the Letter of Credit Outstandings; or

                  (iv) any obligation of The Limited to purchase the outstanding Obligations pursuant to the Loan Purchase Agreement has arisen, either by action of the Required Lenders or otherwise.

                  (c) Notwithstanding the foregoing provisions of this Section 2.01, on the Initial Borrowing Date, the letters of credit described on Schedule
2.01 shall be assumed as Letters of Credit hereunder and shall constitute Letter of Credit Outstandings in accordance with the provisions hereof, and such Letters of Credit shall be subject to the following provisions of this Section 2 (other than Section 2.03(a)) and the other provisions of this Agreement to the same extent as if such letters of credit had originally been issued hereunder.

                  2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $35,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate (x) in the case of Standby Letters of Credit, on or before the earlier of (A) the date which occurs one year after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to one year, but not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (B) the tenth Business Day prior to the Revolving Loan Maturity Date and (y) in the case of Trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) the date which is 30 days prior to the Revolving Loan Maturity Date.

                  2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account or the account of any of its Subsidiaries, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least two Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Bank has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Initial Borrowing Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then, subject to the terms and conditions of this Agreement, such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of or amendment or modification to any Standby Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Standby Letter of Credit or amendment or modification. In the case of Trade Letters of Credit, the Issuing Bank will send to the Administrative Agent by facsimile transmission, promptly on the first Business Day of each week, the daily aggregate Stated Amount of Trade Letters of Credit issued by such Issuing Bank and outstanding during the preceding week. The Administrative Agent shall deliver to each Lender, after each calendar month end and upon each payment of the Letter of Credit Fee, a report setting forth for the relevant period the daily aggregate Stated Amount of all outstanding Trade Letters of Credit during such period.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Bank (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section
1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person.

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing

Bank in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise expressly provided in the last sentence of Section 2.04(b)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), on the date upon which it shall receive notice of such payment or disbursement (if such notice shall be received by the Borrower prior to 10:00 A.M. (New York time) on a Business Day) or on the first Business Day following the date upon which it shall receive such notice (if such notice shall be otherwise received); provided that if a Default or Event of Default of the type described in Section 10.05 then exists, no such notice shall be required and the Borrower's obligation to reimburse such Issuing Bank shall mature immediately upon such payment or disbursement by such Issuing Bank. The Borrower shall in each case make such payment, together with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin; provided that to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower or any other Credit Party.

                  2.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (including, without limitation, the NAIC) (whether or not having the force of law) issued after the date of this Agreement, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for (i) changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant or any change in a tax imposed solely on deposits or net assets of the Issuing Bank or such Participant, in each case pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein and
(ii) Excluded Taxes under Section 4.04(a)), then, within ten Business Days of the delivery of the certificate referred to below to the Borrower by such Issuing Bank or Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower shall, subject to the provisions of this Section 2.06 and Section 13.17 (to the extent applicable), pay to such Issuing Bank or Participant such additional amount or amounts as will compensate such Issuing Bank or Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to the Applicable Commitment Commission Percentage on the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender on such day. Accrued and unpaid Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                   (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender with a Revolving Loan Commitment (based on each such Lender's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum for each day equal to (i) in the case of Standby Letters of Credit, the Applicable Eurodollar Margin and (ii) in the case of Trade Letters of Credit, 1.25%, in each case on the Stated Amount of such Letter of Credit on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided that in no event shall the Facing Fee for any Standby Letter of Credit be less than $500 per annum. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the customary administrative charge which the applicable Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

                  3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan

Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment.

                  (b) In the event of a refusal by a Lender to consent to one or more proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Revolving Loan Commitment of such Lender and, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (other than amounts owing in respect of any Tranche of Loans maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Lender continues to have outstanding Loans of one or more Tranches hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Commitments (and the Term Loan Commitment and the Revolving Loan Commitment of each Lender) shall terminate in their entirety on September 15, 1999 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial Borrowing Date (immediately after giving effect to the making of the Term Loans on such date) and (ii) prior to the termination of the Total Term Loan Commitment, be reduced from time to time to the extent required by Section 4.02.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (d) Each reduction to the Total Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to
Section 4.02) shall be applied proportionately to permanently reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

                  SECTION 4. Prepayments; Payments; Taxes.

                  4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

                  (i) the Borrower shall give the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) (or, in the case of clause (z) below, prior to 1:00 P.M. (New York time)) (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (other than Swingline Loans), (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans and (z) on the same day, prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Swingline Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

                  (ii) each prepayment shall be in an aggregate principal amount of at least (x) $500,000 in the case of Term Loans or Revolving Loans or (y) $100,000 in the case of Swingline Loans, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

                  (iii) prepayments of Eurodollar Loans made pursuant to this
         Section 4.01(a) may only be made on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by any breakage costs and any other amounts due to the respective Lenders in accordance with Section 1.11 of which the Borrower has theretofore been notified by the respective Lenders (although such payment shall not affect the Borrowers' obligation to pay any amounts owing to any Lender pursuant to Section 1.11 which is subsequently notified to the Borrower by any Lender);

                  (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that, at the Borrower's election, in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender; and

                  (v) each voluntary prepayment of Term Loans pursuant to this
         Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments pro rata based upon the then remaining amount of each Scheduled Repayment after giving effect to all prior reductions thereto; provided that, notwithstanding the foregoing, so long as no Default or Event of Default exists or is continuing, if the Borrower makes a voluntary prepayment of Term Loans pursuant to this Section 4.01(a) on a date which is not more than 90 days prior to a Scheduled Repayment Date, such prepayment may be applied first to reduce the amount of such Scheduled Repayment due on such next Scheduled Repayment Date, with any amount of such voluntary prepayment in excess thereof to be applied to reduce succeeding Scheduled Repayments pro rata based upon the then remaining amount of each Scheduled Repayment after giving effect to all prior reductions thereto.

                  (b) In the event of a refusal by a Lender to consent to one or more proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), and (ii) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  4.02 Mandatory Repayments and Commitment Reductions. (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans in an amount up to the amount of such excess and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess minus the principal amount of Swingline Loans so prepaid. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                  (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(i), a "Scheduled Repayment," and each such date, a "Scheduled Repayment Date"):

                  Scheduled Repayment Date             Amount
                  ------------------------             ------
                  July 31, 2002                      $10,000,000
                  October 31, 2002                   $ 3,750,000

                  January 31, 2003                   $ 3,750,000

                  April 30, 2003                     $ 3,750,000
                  July 31, 2003                      $ 3,750,000
                  October 31, 2003                   $ 6,250,000

                  January 31, 2004                   $ 6,250,000
                  April 30, 2004                     $ 6,250,000
                  Term Loan Maturity Date            $ 6,250,000

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of such Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i).

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of its preferred or common equity, other than (i) equity contributions to any Subsidiary of the Borrower made by the Borrower or any other Subsidiary of the Borrower and (ii) sales or issuances to employees, officers or directors of the Borrower or its Subsidiaries to the extent such sales or issuances constitute compensation to such individuals, an amount equal to 100% of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution shall be applied as a mandatory repayment of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i).

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on or before the fifth Business Day after each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives cash proceeds from any Asset Sale (other than an Asset Sale permitted by Section 9.02(iii)), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i), provided that, so long as no Default or Event of Default then exists, up to $3,000,000 in the aggregate in any fiscal year of the Borrower of Net Sale Proceeds from Asset Sales may be used or contractually committed to be used to purchase assets to be used in the Permitted Businesses pursuant to
Section 9.07(b) or to make acquisitions permitted under Section 9.02(ix) within 180 days following the date of such Asset Sale (and the Net Sale Proceeds therefrom shall not be required to be applied on or before the fifth Business

Day after the date of receipt of such Net Sale Proceeds pursuant to this Section 4.02(e)) so long as the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase like assets within 180-days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and provided further, that (1) if all or any portion of such Net Sale Proceeds are not used within such 180 day period or contractually committed to be so used within such 180-day period, 100% of such remaining portion shall be applied on the last day of such 180-day period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e) without regard to the immediately preceding proviso and (2) if all or any portion of such Net Sale Proceeds are not required to be applied on the 180th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(e) without regard to the immediately preceding proviso.

                  (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow of the Borrower for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within five Business Days following each date on or after the Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries receives cash proceeds from any Recovery Event which, when added to all other cash proceeds from Recovery Events received by the Borrower and its Subsidiaries during such fiscal year, exceed $500,000 in the aggregate for such fiscal year of the Borrower, an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i), provided that, so long as no Default or Event of Default then exists, up to $5,000,000 in the aggregate in any fiscal year of the Borrower of such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be contractually committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid (provided that, in the case of a casualty event involving any store location, the Borrower shall have the option to use such proceeds to replace or restore such store location or to invest such proceeds in another store location) within 180 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (1) if all or any portion of such proceeds not required to be applied to the repayment of outstanding Term Loans (and/or as a reduction to the Total Term Loan Commitment) are not so used or contractually committed to be used within 180 days after the date of the receipt of such proceeds, then such remaining portion not used or contractually committed to be used shall be applied on the last day of such 180-day period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g) without regard to the immediately preceding proviso and (2) if all or any portion of such proceeds are not required to be applied on the 180th day referred to in clause
(1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(g) without regard to the immediately preceding proviso.

                  (h) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02(h), if at any time a mandatory repayment of Loans pursuant to this Section 4.02(h) would result, after giving effect to the procedures set forth above in this Section 4.02(h), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion, and upon notice to the Administrative Agent, initially deposit a portion (up to 100%) of the amount that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately repaid) to be held as security for the Obligations of the Borrower pursuant to a cash collateral arrangement satisfactory to the Administrative Agent and the Borrower which shall permit investments in Cash Equivalents reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the earlier of (x) the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Affected Eurodollar Loans of the respective Tranche or Tranches that were initially required to be repaid (or such earlier date or dates as shall be requested by the Borrower) and (y) the date which is six months after such initial deposit, to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held first for the sole benefit of the Lenders whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section

10, any amounts held as cash collateral pursuant to this Section 4.02(h) shall first be immediately applied to such Loans and thereafter to the other Obligations of the Borrower.

                  (i) The amount of each principal repayment of Term Loans (and the amount of each reduction to the Term Loan Commitments) made as required by said Sections 4.02(c) through (g), inclusive, shall be applied to reduce the then remaining Scheduled Repayments pro rata based upon the then remaining amount of each Scheduled Repayment after giving effect to all prior reductions thereto.

                  (j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, the Borrower shall repay the principal amount of Revolving Loans and Swingline Loans in such amounts and for such time sufficient to cause a Clean-Down Period to occur during each Applicable Clean Down Period occurring after the Initial Borrowing Date. Without limiting the foregoing requirements, if, on the 30th day before the last day of any Applicable Clean-Down Period, a Clean-Down Period has not theretofore occurred (and been completed) during said Applicable Clean-Down Period, on such date such repayments of principal of outstanding Revolving Loans and Swingline Loans shall be made so that, if no further Revolving Loans or Swingline Loans are incurred, a Clean-Down Period will occur on or prior to the last day of such Applicable Clean-Down Period.

                  (k) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent and the Borrower agrees to instruct its bank which will be transmitting such funds with respect to such payments not later than 10:00 A.M. (New York time) on the date when due to effect such transmittal. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate immediately prior to such extension; provided that, in the case of payments of principal or interest on any Eurodollar Loans, if such next succeeding Business Day is in a later calendar month, such due date shall be the next preceding Business Day.

                  4.04 Net Payments. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, such excluded taxes being herein referred to as "Excluded Taxes") and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall reasonably determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably acceptable to the Administrative Agent evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. This indemnification shall be paid within 30 days after such Lender makes demand therefor. After a Lender learns of the imposition of Taxes, such Lender will act in good faith to promptly notify the Borrower of its obligations hereunder.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such

Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty), Form W8-BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income, withholding or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  (c) If the Borrower pays any additional amount under this
Section 4.04 to a Lender and such Lender determines in its reasonable discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its reasonable discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit, with the allocation of any such credits or deductions to be made in a manner which provides the Borrower its equitable share thereof relative to other borrowers to which such benefits may be allocable; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

                  SECTION 5. Conditions Precedent. The obligation of each Lender to make Loans, and the obligation of any Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that shall have requested Notes the appropriate Term Note and/or Revolving Note executed by the Borrower and to the Swingline Lender, the Swingline Note executed by the Borrower, in each case as provided herein.

                  5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chief Executive Officer or Chief Financial Officer of the Borrower, stating that all of the conditions in Sections 5.07, 5.08 and 6.01 have been satisfied on such date.

                  5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from (i) Davis Polk & Wardwell, counsel to the Credit Parties and The Limited, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) local counsel (reasonably satisfactory to the Administrative Agent), opinions each of which shall (x) be addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, (y) be in form and substance reasonably satisfactory to the Administrative Agent and (z) cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                  5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such

Credit Party referred to in such certificate, and all such certificates of incorporation, by-laws and resolutions shall be in form and substance reasonably acceptable to the Administrative Agent.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the Transaction and the other transactions contemplated by this Agreement and the other Documents (including, without limitation, all SEC filings relating to the Spin-Off) shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, SEC filings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements; Employment Agreements. On or prior to the Initial Borrowing Date, there shall have been made available for review by the Administrative Agent true and correct copies of the following documents:

                  (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor (if any)) and any other "employee benefit plans", as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (collectively, the "Employee Benefit Plans");

                  (ii) all material agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

                  (iii) all material agreements (other than Employment Agreements) with respect to the management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

                  (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                  (v) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date to the extent such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $250,000 (collectively, the "Existing Indebtedness Agreements");

                  (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

                  (vii) all employment agreements entered into by the Borrower or any of its Subsidiaries with the top five most highly compensated employees of the Borrower and/or its Subsidiaries and any other key executives of the Borrower and/or its Subsidiaries (collectively, the "Employment Agreements").

                  5.06 Consummation of the Transaction. (a) On the Initial Borrowing Date and concurrently with the initial borrowing of Loans hereunder, the Borrower shall have paid to The Limited a cash dividend not to exceed $50,000,000 and repaid working capital advances theretofore made to the Borrower by the Limited in an aggregate amount not to exceed $12,000,000 (with such amount of reimbursed working capital advances to be subject to post-closing adjustments as provided in the respective Spin-Off Documents pursuant to Section 8.11), and the Agents shall be satisfied with the terms of the Spin-Off and the form, scope and substance of the Spin-Off Documents. Without limiting the foregoing, the Agents shall be satisfied with the assets and liabilities and the corporate and capital structure of the Borrower (including pro forma stockholder's equity of the Borrower as of the Initial Borrowing Date of at least $19,000,000), in each case after giving effect to the Spin-Off.

                  (b) On the Initial Borrowing Date, all Indebtedness of the Borrower and its Subsidiaries which is not permitted to remain outstanding pursuant to Section 9.04 shall have been (or shall be simultaneously with the initial borrowing of Term Loans hereunder) repaid in full and all commitments in respect thereof shall have been (or shall be simultaneously with the initial borrowing of Term Loans hereunder) terminated and all Liens and guaranties in connection therewith shall have been (or shall be simultaneously with the initial borrowing of Term Loans hereunder) terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained, or arrangements satisfactory to the Agents for such terminations shall have been made) to the reasonable satisfaction of the Administrative Agent, and the Administrative Agent shall have received satisfactory evidence thereof (including satisfactory pay-off letters and UCC-3 Termination Statements). After giving effect to the consummation of the Transaction, the Borrower and its Subsidiaries shall have no outstanding Indebtedness except (i) the Obligations and (ii) such other indebtedness permitted to remain outstanding pursuant to Section 9.04.

                  5.07 Adverse Change, etc. (a) On or prior to the Initial Borrowing Date, nothing shall have occurred (and the Agents shall have become aware of no facts or conditions not previously known) which is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of the Borrower or its Subsidiaries to perform their obligations to the Lenders or which has had a materially adverse effect on the business, property, assets, liabilities, financial condition or prospects of the

Borrower or the Borrower and its Subsidiaries taken as a whole, in each case after giving effect to the consummation of the Transaction.

                  (b) All necessary material governmental approvals and/or consents, all necessary material shareholder and board of director approvals and/or consents, in each case in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein, shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified by any governmental authority or instrumentality prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents.

                  5.08 Litigation. On the Initial Borrowing Date, (i) no litigation by any entity (private or governmental) shall be pending or threatened which is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of the Borrower or its Subsidiaries to perform their respective obligations to the Lenders or which is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole and (ii) no litigation by any governmental authority or instrumentality shall be pending or threatened with respect to the Transaction or any Document, in each case after giving effect to the consummation of the Transaction.

                  5.09 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities, if any, referred to therein then owned by such Credit Party, which Pledged Securities shall be (x) endorsed in blank or accompanied by instruments of transfer executed in blank, in the case of promissory notes constituting Pledged Securities, and (y) accompanied by executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

                  5.10 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                  (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                  (ii) copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

                  (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement (other than security interests in motor vehicles) have been (or within 10 days following the Initial Borrowing Date will be) taken.

                  5.11 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

                  5.12 Mortgages; Title Insurance; Survey; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

                  (i) fully executed counterparts of Mortgages, in form and substance reasonably satisfactory to the Agents, which Mortgages shall cover the Mortgaged Properties (if any) owned in fee by the Credit Parties on the Initial Borrowing Date as designated on Schedule III, together with evidence that counterparts of such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable first priority mortgage lien on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                  (ii) to the extent requested by the Agents, a mortgagee title insurance policy on each such Mortgaged Property issued by a title insurer reasonably satisfactory to the Agents (the "Mortgage Policies") in amounts satisfactory to the Agents assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and shall include, as appropriate and to the extent available on a commercially reasonable basis, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Agents in their reasonable discretion may reasonably request, shall not include (to the extent permissible under applicable state law and to the extent available on a commercially reasonable basis) an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Agents in their discretion may reasonably request;

                  (iii) to the extent requested by the Agents, a survey, in form and substance reasonably satisfactory to the Agents, of each such Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Agents; and

                  (iv) such landlord waivers and/or estoppel certificates as the Agents may have reasonably required, which landlord waivers and/or estoppel certificates shall be in form and substance reasonably satisfactory to the Agents.

                  5.13 Loan Purchase Agreement. On the Initial Borrowing Date, The Limited shall have duly authorized executed and delivered the Loan Purchase Agreement in the form of Exhibit J (as amended, modified or supplemented from time to time, the "Loan Purchase Agreement").

                  5.14 Projections; Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, the Agents shall have received copies of the financial statements (including the pro forma financial statements) and Projections referred to in Sections 7.05(a) and (d).

                  5.15 Solvency Certificate; Insurance Certificates. On the Initial Borrowing Date, the Borrower shall have delivered to the Administrative
Agent:

                  (i) a solvency certificate from the Chief Financial Officer of the Borrower in the form of Exhibit K; and

                  (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Agents and naming the Collateral Agent as an additional insured and as loss payee, with respect to property damage coverage, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

                  5.16 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders to the extent then due.

                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of any Issuing Bank to issue any Letter of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of

Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  6.03 Special Conditions Regarding Clean-Down Periods. During the last 30 days in each Applicable Clean-Down Period (x) no Revolving Loan or Swingline Loan may be incurred unless a Clean-Down Period has already occurred (and been completed) during such Applicable Clean-Down Period and (y) no Letter of Credit may be issued unless a Clean-Down Period (i) has already occurred and been completed in such Applicable Clean-Down Period or (ii) has commenced on or prior to the 29th day prior to the last day of such Applicable Clean-Down Period and is continuing without interruption.

                  The acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes (if any), certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes (if any) and the documents referred to in Section 5.05, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes (if any) and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

                  7.01 Corporate and Other Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except, in each case, for failures which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any material provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any material provision of the certificate of incorporation, by-laws, limited liability company agreement or partnership agreement (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  7.04 Governmental Approvals. No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and, in the case of UCC Financing Statements, as will be made within 10 days of the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

                  7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of the Borrower and its Subsidiaries at January 31, 1998 and January 30, 1999 and May 2, 1998 and May 1, 1999, and the consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal years ended February 1, 1997, January 31, 1998 and January 30, 1999 and fiscal quarters ended May 2, 1998 and May 1, 1999, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly the consolidated financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. After giving effect to the Transaction, there has been no material adverse change in the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole since January 30, 1999.

                  (b) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of May 1, 1999, after giving effect to the Transaction, and the pro forma consolidated statements of operations of the Borrower and its subsidiaries for the fiscal year ended January 30, 1999 and the fiscal quarter ended May 1, 1999, giving effect to the Transaction as if the same had been consummated on such date (in the case of such balance sheets) or the first day of such period (in the case of such statements of operations), copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of the Borrower and its Subsidiaries as of May 1, 1999 and the pro forma consolidated results of operations of the Borrower and its Subsidiaries for the periods covered thereby.

                  (c) (i) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur debts beyond their ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (d) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a material and adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  (e) On and as of the Initial Borrowing Date, the Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being understood that the Projections include assumptions as to future events that are not to be viewed as facts and that actual results may differ from the projected results and such differences may be material.

                  7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) by any entity (private or governmental) that could reasonably be expected to materially and adversely affect the legality or enforceability of this Agreement or materially and adversely affect the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower and/or its Subsidiaries to perform their respective obligations under the Credit Documents or (ii) by any governmental authority or instrumentality with respect to the Transaction or any Document.

                  7.07 True and Complete Disclosure. All factual information furnished by any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein taken as a whole is, and all other such factual information hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender taken as a whole will be, to the best of its knowledge, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by the Borrower to finance the Transaction and to pay fees and expenses related to the Transaction.

                  (b) The proceeds of all Revolving Loans and all Swingline Loans will be used for the Borrower's and its Subsidiaries' general corporate and working capital purposes, including, without limitation, the repayment of working capital advances previously made to the Borrower by The Limited in connection with the Transaction, provided that not more than $20,000,000 in the aggregate of Revolving Loans may be used on the Initial Borrowing Date to fund the Transaction.

                  (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

                  7.09 Tax Returns and Payments. (a) Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and for which the Borrower has established adequate reserves in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries has entered into a written agreement or waiver or been requested to enter into a written agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

                  (b) Based on the Borrower's knowledge and belief as of the Initial borrowing Date, as result of or in connection with the Spin-Off, there shall not be triggered any (i) gain with respect to intercompany transactions within the meaning of Treasury Regulation Section 1.1502-13, (ii) gain with respect to any excess loss account within the meaning of Treasury Regulation
Section 1.1502-19 or (iii) gain or income with respect to any "similar items" as such term is used in the defined term "Too, Inc. Federal Tax Liability" in the Tax Separation Agreement.

                  (c) Except as set forth on Schedule 7.09 neither the Borrower nor any of its Subsidiaries shall have any material liability to indemnify The Limited or any of its Subsidiaries pursuant to Section 5(a)(iii) of the Tax Separation Agreement except to the extent such liability is also triggered by Sections 5(a)(i) or 5(a)(ii) thereof.

                  7.10 Compliance with ERISA. (i) Schedule 7.10 sets forth, as of the Initial Borrowing Date, each Plan. Except to the extent that the same, taken individually and in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the

Borrower and its Subsidiaries taken as a whole: each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received, or will in the ordinary course apply and take such action as is reasonably required to obtain, a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of any such accumulated funding deficiency or an extension of any amortization period in respect thereof, within the meaning of Section 412 of the Code or
Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower or any of its Subsidiaries, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; and no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan. The Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by part 6 of subtitle B of Title I of ERISA or Section 4980B of the
Code) or any Plan not intended to be qualified under Section 401(a) of the Code the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

                  (ii) Except to the extent that any of the circumstances described in the following clauses (x), (y) and (z), taken individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (x) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (y) all contributions required to be made with respect to a Foreign Pension Plan have been timely made and (z) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The Borrower and its Subsidiaries do not maintain or contribute to any Foreign Pension Plan the obligations with respect to which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), such security interests (other than security interests in motor vehicles) shall be perfected, subject to no other Liens other than Permitted Liens, to the extent a security interest in such collateral can be perfected by the filing of a financing statement. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective when recorded or filed (which recordings or filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective when recorded or filed (which recordings or filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made) under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement.

                  (b) So long as the Collateral Agent retains possession of the certificates evidencing such Pledged Securities in the State of New York (to the extent such Pledged Securities are certificated), the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person other than Permitted Liens under clauses (i), (ii) and (x) of Section 9.01. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement.

                  (c) The Mortgages (if any) create upon recording, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule 7.11 contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by the Borrower or such Subsidiary. Except to the extent the failure to do so could, individually or in the aggregate with all other such failures, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, the Borrower and each of its Subsidiaries have (i) good and marketable title to all fee-owned Real Property free and clear of all Liens except those described in the first sentence of this subsection (c) and (ii) valid leasehold title to all Leaseholds.

                  7.12 Properties. Except to the extent the failure to do so could, individually or in the aggregate with all or other such failures, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, the Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all material property reflected in the balance sheets referred to in Section 7.05(a), free and clear of all Liens, other than Liens permitted by Section 9.01.

                  7.13 Capitalization. After giving effect to the Transaction,
(i) the authorized capital stock of the Borrower shall consist of 100,000,000 shares of common stock, $[.01] par value per share, of which approximately 30,000,000 shares are issued and outstanding, (ii) all outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable and (iii) except for options or warrants to purchase shares of common stock of the Borrower held by officers, directors and employees of the Borrower or any of its Subsidiaries, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  7.14 Subsidiaries. As of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule
7.14. Schedule 7.14 correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

                  7.15 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.17 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.18 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by the Borrower or any of its Subsidiaries) or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned or operated by the Borrower or any of its Subsidiaries) that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) To the knowledge of the Borrower, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

                  (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower or any of its Subsidiaries and
(iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.20 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.21 Indebtedness. Schedule 7.21 sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective obligor and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such Indebtedness.

                  7.22 Transaction. At the time of consummation thereof, each element of the Transaction (each of which, if this representation is being made on or after September 15, 1999, shall have been completed) shall have been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other material actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction to the extent then required shall have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto shall have expired without, in all such cases, any action being taken by any competent authority which materially restrains, prevents, or imposes material adverse conditions upon the Transaction. There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the Documents to which it is party. At the time of consummation of each element of the Transaction (each of which, if this representation is being made on or after September 15, 1999, shall have been completed), all actions taken by each Credit Party pursuant to or in furtherance of the Transaction shall have been taken in compliance in all material respects with the respective Documents and all applicable laws and all representations and warranties set forth in the other Documents were or will be true and correct in all material respects at the time as of which such representations and warranties were or are made (or deemed made).

                  7.23 Insurance. Schedule 7.23 sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, and with the amounts insured (and any deductibles) set forth therein.

                  7.24 Year 2000 Compliance. All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999, except where the failure to be Year 2000 Compliant or to complete such corrective actions could not reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole. To the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) could not reasonably be expected to (x) result in a Default or an Event of Default or (y) have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  7.25 Special Purpose Corporation. LimToo has no material assets other than its rights and obligations under the Trademark and Service Mark Licensing Agreement, those incident to its license of such rights to the Borrower and any other Subsidiaries of the Borrower (including the receipt by LimToo of royalties in connection therewith) and Intercompany Loans made by LimToo to the Borrower and any other Subsidiaries of the Borrower and has no material liabilities except (i) those liabilities which are incident to the Trademark and Service Mark Licensing Agreement and any licensing agreements with the Borrower and any other Subsidiaries of the Borrower and (ii) its obligations with respect to the Credit Documents to which it is a party. LimToo engages and will engage in no direct business activities, other than (x) the performance of its obligations under and with respect to the Trademark and Service Mark Licensing Agreement and licensing agreements with the Borrower and any other Subsidiaries of the Borrower and (y) the making of Intercompany Loans to the Borrower or any other Subsidiaries of the Borrower.

                  SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes (if any) and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  8.01 Information Covenants. The Borrower will furnish to each
Lender:

                  (a) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the related statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, subject to lack of footnotes and normal year-end audit adjustments and (ii) management's discussion of the significant operational and financial developments occurring during such fiscal quarter and year-to-date periods.

                  (b) Annual Financial Statements. Within 95 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by PricewaterhouseCoopers LLP, or other independent certified public accountants of recognized national standing, in each case to the effect that such statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP, together with a report of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention a statement as to the nature thereof and (ii) management's discussion of the significant operational and financial developments occurring during such fiscal year.

                  (c) Management Letters. Promptly upon the request of the Administrative Agent or any Lender, a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants and management's responses thereto.

                  (d) Budgets. Within 10 days following the approval by the Board of Directors of the Borrower of a budget for each fiscal year of the Borrower, a copy of such budget in the form so approved by the Board of Directors of the Borrower for such fiscal year, including the principal assumptions upon which such budget is based, as presented to the Board of Directors.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.08 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 8.01(b), set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(f) and 9.07 as at the end of such fiscal year and the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

                  (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days, after the President, Chief Financial Officer, Chief Operating Officer, General Counsel or any financial officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default which shall have occurred and is then continuing, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole and (iii) any governmental investigation or proceeding pending with respect to the Transaction or any Document.

                  (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports (other than the exhibits to any of the foregoing or any registration statement on Form S-8 or any successor form thereto) which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness (other than in the ordinary course in the case of its non-public Indebtedness) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                  (h) Environmental Matters. Promptly, and in any event within five Business Days, after an officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole:

            (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

            (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law;

            (iii) any environmental condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Lender all material notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

            (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

            8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which true and correct entries in conformity with GAAP and all requirements of law in all material respects shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice to the Borrower, the Borrower will, and will cause each of its Subsidiaries to, at the expense of the Lenders if no Event of Default shall then be in existence or at the expense of the Borrower if an Event of Default is then in existence, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties owned or leased by the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and (if a Default or Event of Default shall have occurred and be continuing and subject to reasonable notice and an opportunity of one or more senior officers of the Borrower to be present) independent accountants, all at such reasonable times and intervals (not to be more frequent than once in any fiscal year of the Borrower for a given Lender or the

Administrative Agent unless an Event of Default shall have occurred and be continuing) and to such reasonable extent as the Administrative Agent or such Lender may request. The Administrative Agent and the Lenders will make reasonable attempts to coordinate such inspections with one another.

            8.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property owned or leased by the Borrower and its Subsidiaries necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain, with financially sound and reputable insurers, insurance on all such property (including, without limitation, flood insurance to the extent applicable) in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, (iii) maintain, with financially sound and reputable insurers, liability insurance in such amounts, covering such risks and liabilities and with such deductibles as are in accordance with normal industry practice for similarly situated insureds and
(iv) furnish to the Administrative Agent or any Lender, upon written request, full information as to the insurance carried.

            (b) All policies or certificates (or certified copies thereof) with respect to the insurance required to be maintained by the Borrower and its Subsidiaries pursuant to Section 8.03(a) and all Mortgage Policies at any time in effect (and any other insurance maintained by the Borrower and/or such other Credit Parties) shall (i) name the Collateral Agent as loss payee and/or additional insured and (ii) state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides).

            (c) If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as a loss payee or additional insured with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), after giving the Borrower prior written notice, to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance or naming the Collateral Agent as a loss payee or additional insured with respect thereto.

            8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall prevent (i) sales of assets, mergers and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or
(ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that any such generation, use, treatment, storage, release or disposal could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            (b) Upon reasonable belief that there has been a materially adverse development, act or omission of an environmental nature with respect to any Real Property owned or leased by the Borrower or any of its Subsidiaries, which could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, at the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will, to the extent permitted to do so under any applicable Leasehold, provide, at the sole expense of the Borrower, an environmental site assessment report concerning such Real Property, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may, except to the extent informed by the Borrower that the applicable Leasehold of the Borrower or any of its Subsidiaries (if any) does not so permit, order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents, except to the extent that the applicable Leasehold of the Borrower or any of its Subsidiaries (if any) does not so permit, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants and applicable restrictions in any Leasehold (if any) of the Borrower or any of its Subsidiaries, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

            8.07 ERISA. As soon as reasonably possible and, in any event, within 10 Business Days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of a financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Initial Borrowing Date by $3,000,000; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any material indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan not intended to be qualified under Section 401(a) of the Code or any Foreign Pension Plan in addition to any liability that existed on the Initial Borrowing Date pursuant to any such plan or plans. Upon request, the Borrower will deliver to any of the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on the Saturday closest to January 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the Saturday closest to April 30, July 31 and October 31.

            8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such material tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            8.11 Consummation of The Spin-Off. On or prior to September 15, 1999, the Spin-Off and all other elements of the Transaction not theretofore required to have been completed shall have been consummated in accordance with the provisions of the Spin-Off Documents (which Spin-Off Documents shall be in the form delivered to the Administrative Agent prior to the Initial Borrowing Date, without giving effect to any waivers thereof or amendments thereto except to the extent such waivers and/or amendments are permitted under Section 9.11).

            8.12 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages in such assets and properties (including Real Property) of the Borrower and such Subsidiary Guarantors which are of the type required to be pledged or assigned pursuant to the original Security Documents and as are not covered by such original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Lenders, except, in the case of Leaseholds, to the extent such security interest or mortgage is not permitted pursuant to the terms of such Leasehold (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens (other than Liens on motor vehicles) in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

            (c) Upon the reasonable request of the Required Lenders, the Borrower agrees to provide to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent with respect to American Factoring, Inc., which opinion shall contain the opinions and set forth the conclusions (or such analogous opinions and conclusions as may be appropriate under Nevada law) set forth in the opinion of Samuel Fried, General Counsel for The Limited, delivered on the Initial Borrowing Date, to the extent such opinions delivered to the Administrative Agent on the Initial Borrowing Date do not include American Factoring, Inc.

            (d) The Borrower agrees that each action required above by this
Section 8.12 shall be completed within 60 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by the Borrower and the Subsidiary Guarantors pursuant to the terms of this Section 8.12.

            8.13 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative

Agent does not within 60 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and
(iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary and would otherwise constitute a Subsidiary Guarantor) will execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary and would otherwise constitute a Subsidiary Guarantor) will execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that entering into such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction (and, in the case of the granting of collateral security in the assets of such Foreign Subsidiary, to the extent such security interest may be obtained on a commercially reasonable basis) and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

            8.14 Year 2000 Compliance. The Borrower will ensure that all Information Systems and Equipment are at all times after September 30, 1999 Year 2000 Compliant, except insofar as the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, and shall notify the Administrative Agent and each Lender promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrower shall provide the Administrative Agent and each Lender with such information about the year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) of the Borrower and its Subsidiaries as the Administrative Agent or such Lender shall from time to time reasonably request.

            SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real (including Leaseholds) or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or consent to the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens, liens of sellers of goods arising under Article 2 of the UCC (covering only the goods sold and securing only the unpaid purchase price for such goods) and other similar Liens arising in the ordinary course of business, and which
      (x) do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 9.01, without giving effect to any extensions or renewals thereof;

            (iv)  Permitted Encumbrances;

            (v) Liens created pursuant to this Agreement and the Security Documents;

            (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower other than proceeds of such asset;

            (vii) Liens placed upon property used in the ordinary course of business (and, in the case of inventory, consistent with industry practice for similarly situated companies) of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or, in the case of construction or remodeling of fixtures or Leasehold improvements, the price of constructing or remodeling such asset; provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not exceed the amount permitted to be outstanding under clause 9.04(iv) (or in the case of inventory or raw materials securing letters of credit, Section 9.04(viii)) and (y) the Lien encumbering the property so acquired, constructed or remodeled may not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

            (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

            (x) Liens arising out of judgments, decrees or attachments not constituting an Event of Default under Section 10.09 which the Borrower and/or its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that no cash or other property shall be pledged by the Borrower or any Subsidiary as security therefor;

            (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

            (xii) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate value of all cash and property encumbered pursuant to this clause (xii) shall not at any time exceed $500,000;

            (xiii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(vi) and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

            (xiv) Other Liens not permitted under the foregoing clauses (i) through (xiii) securing Indebtedness or other obligations of the Borrower and/or its Subsidiaries not to exceed $500,000 in aggregate amount outstanding at any time.

In connection with the granting of Liens of the type described above in this
Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent permitted by Section 9.07;

            (ii) each of the Borrower and its Subsidiaries may in the ordinary course of business sell, lease or otherwise dispose of any equipment or materials which, in the reasonable judgment of such Person, are obsolete, unusable, excess or worn out;

            (iii) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor), so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arms-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (y) at least 80% of the total consideration received by the Borrower or such Subsidiary is cash and paid at the time of the closing of such sale and
      (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iii) shall not exceed $500,000 in any fiscal year of the Borrower;

            (iv) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) at least 80% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale,
      (y) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $3,000,000 in any fiscal year of the Borrower;

            (v) Investments may be made to the extent permitted by Section 9.05;

            (vi) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iii));

            (vii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

            (viii) the Transaction shall be permitted;

            (ix) the Borrower may acquire 100% of the capital stock (or other limited liability company or partnership equity interests) of any entity or all or substantially all of the assets of any entity (or all or substantially all of the assets of a product line or division of any such entity or a regional segment of any such entity or of a product line or division of any such entity) so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):

                  (a) the Borrower shall have delivered to the Administrative
            Agent and the Lenders a copy of any letter of intent executed in connection with any such proposed acquisition at least 15 days prior to any such proposed acquisition;

                  (b) such entity or acquired business shall be engaged in a similar or related business as the Borrower and its Subsidiaries and the principal place of business of, and at least 80% of the assets of, each such entity or acquired business shall be located in the United States;

                  (c) in the case of the acquisition of 100% of the capital
            stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless either (x) the Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (y) if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), (i) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective acquisition or, if so created or established, such Acquired Person shall not own a lower percentage interest in any Non-Wholly Owned Entity of the Acquired Person than was owned by the seller of such common stock or equity interests prior to (and without regard to any transactions entered into in contemplation of) the acquisition, (ii) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective acquisition and not created or established in contemplation thereof, and (iii) (x) such Acquired Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Acquired Person and its Subsidiaries and Non-Wholly Owned Entities and joint ventures or (y) such Acquired Person's equity interest in the fair market value of the assets of all Non-Wholly Owned Entities owned, directly or indirectly, by such Acquired Person does not exceed 20% of the fair market value of all assets of such Acquired Person;

                  (d) no Default or Event of Default shall be in existence at the time of the consummation of the proposed acquisition or immediately after giving effect thereto;

                   (e) (i) the Borrower would have been in compliance with the financial covenants set forth in Sections 9.08 through 9.10, inclusive, for the Calculation Period most recently ended prior to the date of such acquisition, on a Pro Forma Basis as if the respective acquisition (as well as all other acquisitions previously consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if such acquisition had occurred on the first day of such Calculation Period for such Test Period, (ii) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08 through 9.10, inclusive, shall be better than or equal to such level as would be required to avoid an Event of Default under the financial covenants contained in said Sections 9.08 through 9.10, inclusive, of this Agreement throughout the period ending one year from the date of the consummation of the proposed acquisition and (iii) such proposed acquisition shall provide a minimum of $1 of Consolidated EBITDAR on a Pro Forma Basis;

                  (f) all of the representations and warranties contained in
            Section 7 and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                  (g) the Borrower shall have provided to the Administrative
            Agent and the Lenders as soon as available but not later than five Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such acquisition along with all related agreements and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

                  (h) the Lenders shall have received (i) year-end financial statements for at least the previous two fiscal years and interim financial statements for the then current fiscal year of the entity or entities being acquired pursuant to such acquisition, which financial statements shall be audited, in each case to the extent such audit has been completed and (ii) a pro forma consolidated balance sheet as of the closing date of such acquisition and pro forma consolidated statements of income of the Borrower and the entity or entities being acquired pursuant to such acquisition for the most recently ended period of four fiscal quarters, in each case after giving effect to such acquisition;

                  (i) the total consideration (including, without limitation, cash, stock and assumed and/or refinanced debt) for any such acquisition shall not exceed $20,000,000, provided that not more than $10,000,000 of such amount may be consideration other than common stock of the Borrower;

                  (j) after giving effect to such acquisition and the payment of all post-closing purchase price adjustments required or which will be required (in the good faith determination of the Borrower) in connection with such acquisition (and all other acquisitions for which such purchase price adjustments may be required to be made) and all Capital Expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such acquisition within the 90-day period (such period for any acquisition, a "Post-Closing Period") following such acquisition (and in the businesses acquired pursuant to all other acquisitions with Post-Closing Periods ended during the Post-Closing Period of such acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $10,000,000;

                  (k) the Borrower shall have provided to the Administrative
            Agent such environmental reports, opinions of counsel and indemnities obtained in connection with such acquisition which collectively shall support the Borrower's good faith belief that the proposed acquisition will not result in a material increase in tax, ERISA, environmental or other contingent liabilities with respect to the Borrower or any of its Subsidiaries which could reasonably be expected to (i) materially and adversely affect the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or (ii) result in the breach of the representations set forth in Section 7.24; and

                  (l) the Borrower shall have delivered to the Administrative
            Agent and the Lenders a certificate from a senior financial officer setting forth the conclusion that all of the conditions required above in this Section 9.02(ix) have been satisfied and setting forth the calculations necessary to determine compliance with clause (e) of this Section 9.02(ix) (any such acquisition meeting the criteria set forth above in clauses (a) through (l) of this Section 9.02(ix) being herein referred to as a "Permitted Acquisition").

      Upon the consummation of any Permitted Acquisition, the Borrower shall comply with all of the applicable requirements of Section 8.12;

            (x) the Borrower may transfer any assets to a Subsidiary Guarantor, and any Subsidiary of the Borrower may merge or consolidate with and into, or be liquidated into, or transfer any of its assets to, the Borrower or any Subsidiary Guarantor, in each case, so long as (i) the Borrower or the respective Subsidiary Guarantor is the surviving corporation of any such transaction, (ii) in the case of any such transaction involving a non-Wholly-Owned Subsidiary, the only consideration paid to third parties in connection therewith is (A) shares of common stock of the Borrower or
      (B) in the case of a liquidation of a non-Wholly-Owned Subsidiary, the same as the consideration paid to the Borrower and its Subsidiaries and is paid in proportion to the ownership of the Borrower, its Subsidiaries and such third parties of the capital stock of such non-Wholly-Owned Subsidiary and (iii) in the case of any transaction between or among the Borrower and the Subsidiary Guarantors, all Liens granted pursuant to the Security Documents on any property or assets involved shall remain in full force and effect (with at least the same priority as such Lien would have had if such transfer pursuant to this clause (x) had not occurred);

            (xi) any Foreign Subsidiary of the Borrower may merge or consolidate with and into, or be liquidated into, or transfer any of its assets to, the Borrower or any Subsidiary Guarantor so long as in the case of any such merger or consolidation, the Borrower or any such Subsidiary Guarantor is the surviving corporation of such transaction;

            (xii) any Foreign Subsidiary of the Borrower may merge or consolidate with or into, or be liquidated into, or transfer any of its assets to, any other Foreign Subsidiary of the Borrower; provided that, if any of the capital stock of either of such Foreign Subsidiaries has been pledged to the Collateral Agent pursuant to the Pledge Agreement, the Collateral Agent shall continue to have a security interest in the same percentage of the capital stock of the survivor of such merger, consolidation, liquidation or transfer as it held prior to such transaction;

            (xiii) Dividends may be paid to the extent permitted under
      Section 9.03; and

            (xiv) each of the Borrower and its Subsidiaries may sell Cash Equivalents permitted to be held by them pursuant to Section 9.05(ii) so long as each such sale is for cash or Cash Equivalents permitted to be held by them pursuant to Section 9.05(ii) and at fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be).

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary Guarantor), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Subsidiary of the Borrower which directly owns equity interests therein, provided that if equity interests are owned by one or more Credit Parties and one or more Subsidiaries of the Borrower which are not Credit Parties, such Credit Parties must receive at least their proportionate share of such Dividends;

            (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of employees of the Borrower or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause (ii) shall not exceed $1,000,000 in any fiscal year of the Borrower;

            (iii) any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may pay cash Dividends to its shareholders in proportion to their holdings of the capital stock of such Subsidiary;

            (iv) beginning with the Borrower's fiscal year ended closest to January 31, 2002, so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to its shareholders in an amount not to exceed, in any fiscal year of the Borrower, 25% of the Borrower's Excess Cash Flow for the immediately preceding fiscal year; provided that no such Dividends shall be paid prior to the making of any mandatory prepayments pursuant to Section 4.02(f) in respect of the Excess Cash Flow of the Borrower for such preceding fiscal year; and

            (v) the Transaction shall be permitted.

            9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 7.21, without giving effect to any subsequent extension, renewal or refinancing thereof;

            (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (iii), when added to Indebtedness permitted by Section 9.04(iv) below, exceed $3,000,000 at any time outstanding;

            (iv) purchase money Indebtedness (including Indebtedness incurred or assumed in connection with the construction or remodeling of fixtures and Leasehold improvements) which may be subject to Liens permitted under
      Section 9.01(vii), provided that in no event shall the aggregate principal amount of Indebtedness permitted by this clause (iv), when added to Capitalized Lease Obligations outstanding pursuant to Section 9.04(iii) above, exceed $3,000,000 at any time outstanding;

            (v) intercompany Indebtedness to the extent permitted by Sections 9.05;

            (vi) Indebtedness assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition, provided that (x) such Indebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition and (y) such Indebtedness does not exceed 20% of the aggregate consideration paid (including Indebtedness assumed) by the Borrower and/or its Subsidiaries in connection with such Permitted Acquisition;

            (vii) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements which are non-speculative in nature and are entered into to protect the Borrower and/or its Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices;

            (viii) letters of credit issued in the ordinary course of business in connection with the purchase by the Borrower or any of its Subsidiaries of inventory or raw materials not to exceed $5,000,000 in aggregate face amount at any time outstanding;

            (ix) Indebtedness owing to The Limited and its Subsidiaries incurred to finance store renovations and improvements in connection with the closing of "adjacent" stores of The Limited and its Subsidiaries; provided that any such Indebtedness is subordinated in right of payment to the Indebtedness under this Agreement and the other Credit Documents and the aggregate amount thereof shall not exceed $18,000,000 at any time outstanding;

            (x) Indebtedness to The Limited and its Subsidiaries for working capital advances made by The Limited and such Subsidiaries to the Borrower on or prior to July 30, 1999 to the extent such amounts actually exceeded the $12,000,000 paid in respect thereof on the Initial Borrowing Date or were made by The Limited or such Subsidiaries after July 30, 1999 and on or prior to the second Saturday following the Initial Borrowing Date, provided that such Indebtedness permitted by this clause (x) shall not exceed $5,000,000 in the aggregate at any time outstanding and; provided further that no Indebtedness described in this clause (x) may remain outstanding after August 31, 1999; and

            (xi) additional Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness for borrowed money) not to exceed $500,000 in aggregate principal amount at any time outstanding.

            9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (ii) the Borrower and its Subsidiaries may acquire and hold or invest in cash and Cash Equivalents;

            (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule 9.05, provided that any additional Investments made with respect thereto shall be permitted only if independently permitted under the other provisions of this Section 9.05;

            (iv) provided no Default or Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances and excluding loans and advances made in connection with the relocation of such employees) shall not exceed $250,000;

            (v) the Borrower may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 9.04(vii);

            (vi) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

            (vii) the Borrower and its Subsidiaries may make Permitted Acquisitions effected in accordance with the requirements of Section 9.02(ix);

            (viii) the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02;

            (ix) the Borrower and its Subsidiaries may make Investments in Foreign Subsidiaries (including entities that became Subsidiaries pursuant to such Investment) and joint ventures; provided that the aggregate amount of such Investments (together with Investments in Foreign Subsidiaries made pursuant to Section 9.05(xi)) made by the Borrower and the Subsidiary Guarantors shall not exceed $2,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

            (x) the Borrower and its Subsidiaries may make Investments consisting of non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any asset sale to the extent permitted by clauses (ii), (iii) and (iv) of Section 9.02;

            (xi) the Borrower and its Subsidiaries may establish Subsidiaries to the extent permitted by Section 9.15; provided that the aggregate amount of Investments made by the Borrower and the Subsidiary Guarantors in Foreign Subsidiaries under this clause (xi), together with the aggregate amount of Investments made by the Borrower and the Subsidiary Guarantors under section 9.05(ix), shall not exceed $2,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof); and

            (xii) the Borrower and its Subsidiaries may make other Investments not permitted under clauses (i) through (xi) above in an aggregate amount not to exceed $500,000 (determined without regard to any write-downs or write-offs thereof).

            9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted: (i) Dividends may be paid to the extent provided in Section 9.03, (ii) transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02(x), (xi) and (xii), 9.04(v) and 9.05(iv), (vi) and (ix), (iii) customary fees may be paid to non-officer directors of the Borrower, (iv) the Borrower and its Subsidiaries may pay compensation to their officers and employees and management, advisory, consulting and similar fees to the Borrower and any Wholly-Owned Subsidiary of the Borrower, (v) the Borrower and the Subsidiary Guarantors may enter into, and perform their obligations under, transactions among themselves, (vi) any Foreign Subsidiary of the Borrower may enter into, and perform its obligations under, any transaction with any other Foreign Subsidiary of the Borrower, (vii) the

Borrower and its Subsidiaries may enter into, and perform their obligations under, the Spin-off Documents and the other agreements and arrangements specifically described under the heading "Relationship Between Too, Inc. and The Limited" in the Information Memorandum, and (viii) the Transactions shall be permitted.

            9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year or fiscal quarter of the Borrower, as the case may be, beginning on or after February 1, 1999 (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures do not exceed the amount set forth below opposite such fiscal year, provided that the amount set forth in the table below opposite any fiscal year may, to the extent not utilized to make Capital Expenditures in such fiscal year, be carried forward into the immediately succeeding fiscal year (and will be deemed to be the first amounts used in making Capital Expenditures in such succeeding fiscal year), provided further that in no event shall the amount carried forward into any fiscal year listed below exceed 33-1/3% of the amount listed opposite the immediately preceding fiscal year in the table below:

   Fiscal Year Ended January of                 Amount
   ----------------------------                 ------
               2000                           $45,000,000
               2001                           $50,000,000
               2002                           $55,000,000
               2003                           $60,000,000
               2004                           $60,000,000

            (b) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) with the Net Sale Proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(e) and such proceeds are reinvested as required by Section 4.02(e).

            (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(g).

            (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.02(ix).

            (e) Notwithstanding the foregoing, so long as no Default or Event of Default exists and is continuing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) with the proceeds of grants and loans received from The Limited or any of its subsidiaries in respect of closings of "adjacent" stores pursuant to Section 18 of the Store Leases Agreement; provided that the proceeds of such grants and loans shall be used by the Borrower and/or its Subsidiaries to make such Capital Expenditures within 180 days of receipt thereof.

            9.08 Minimum Consolidated Coverage Ratio. The Borrower will not permit the Consolidated Coverage Ratio for any Test Period ending on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended Closest to                  Ratio
     -------------------------------                  -----
            October 31, 1999                        2.00:1.00
            January 31, 2000                        2.00:1.00
            April 30, 2000                          2.00:1.00
            July 31, 2000                           2.00:1.00
            October 31, 2000                        2.00:1.00
            January 31, 2001                        2.00:1.00
            April 30, 2001                          2.00:1.00
            July 31, 2001                           2.00:1.00
            October 31, 2001                        2.00:1.00
            January 31, 2002                        2.00:1.00
            April 30, 2002                          2.25:1.00
            July 31, 2002                           2.25:1.00
            October 31, 2002                        2.25:1.00
            January 31, 2003                        2.25:1.00
            April 30, 2003                          2.25:1.00
            July 31, 2003                           2.25:1.00
            October 31, 2003                        2.25:1.00
            January 31, 2004                        2.25:1.00
            April 30, 2004                          2.25:1.00
            July 31, 2004                           2.25:1.00

            9.09 Minimum Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended Closest to             Ratio
     -------------------------------             -----
            October 31, 1999                   1.05:1.00
            January 31, 2000                   1.05:1.00
            April 30, 2000                     1.05:1.00
            July 31, 2000                      1.05:1.00
            October 31, 2000                   1.05:1.00
            January 31, 2001                   1.05:1.00
            April 30, 2001                     1.05:1.00
            July 31, 2001                      1.05:1.00
            October 31, 2001                   1.05:1.00

            January 31, 2002                   1.25:1.00
            April 30, 2002                     1.25:1.00
            July 31, 2002                      1.25:1.00
            October 31, 2002                   1.25:1.00
            January 31, 2003                   1.25:1.00
            April 30, 2003                     1.25:1.00
            July 31, 2003                      1.25:1.00
            October 31, 2003                   1.25:1.00
            January 31, 2004                   1.25:1.00
            April 30, 2004                     1.25:1.00
            July 31, 2004                      1.25:1.00

            9.10 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a fiscal quarter described below to be greater than the ratio set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended Closest to             Ratio
     -------------------------------             -----
            October 31, 1999                  4.875:1.00
            January 31, 2000                  4.875:1.00
            April 30, 2000                     4.75:1.00
            July 31, 2000                      4.50:1.00
            October 31, 2000                   4.50:1.00
            January 31, 2001                   4.50:1.00
            April 30, 2001                     4.25:1.00
            July 31, 2001                      4.00:1.00
            October 31, 2001                   4.00:1.00
            January 31, 2002                   4.00:1.00
            April 30, 2002                     3.75:1.00
            July 31, 2002                      3.75:1.00
            October 31, 2002                   3.75:1.00
            January 31, 2003                   3.75:1.00
            April 30, 2003                     3.50:1.00
            July 31, 2003                      3.50:1.00
            October 31, 2003                   3.50:1.00
            January 31, 2004                   3.50:1.00
            April 30, 2004                     3.50:1.00
            July 31, 2004                      3.50:1.00

            9.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or make any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due) any Indebtedness owing to The Limited pursuant to Section 18 of the Store Leases Agreement, (ii) amend or modify, or permit the amendment or modification of, any provision of the Spin-Off Documents (other than the SEC Registration Documents) or waive any provision thereof or consent to the termination thereof, or amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) (or the equivalent organizational documents), unless such amendment, modification, change, waiver, consent or other action contemplated by this clause (ii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect, or (iii) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement, unless such amendment, modification, change or other action contemplated by this clause (iii) cannot reasonably be expected to be adverse to the interests of the Lenders in any material respect.

            9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents and (iii) restrictions on the transfer of any asset subject to a Lien permitted by this Agreement.

            9.13 Limitation on Issuance of Capital Stock. (a) (i) The Borrower will not issue any preferred stock other than Qualified Preferred Stock or any common stock redeemable at the option of the holder thereof prior to the date which is one year after the Term Loan Maturity Date and (ii) the Borrower will not permit any of its Subsidiaries to issue any preferred stock or any common stock redeemable at the option of the holder thereof.

            (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law and (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

            9.14 Business; Trade Names. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Initial Borrowing Date and those reasonably related thereto (collectively, the "Permitted Businesses").

            (b) The Borrower will not, and will not permit its Subsidiaries, to operate more than 25% of the aggregate store locations operated by the Borrower and its Subsidiaries at any given time under a name other than "Limited Too."

            9.15 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary; provided that, the (A) Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (i) at least 15 days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) all of the capital stock of such new Subsidiary (or all non-voting stock (if any) and at least 65% of the outstanding voting stock of a Foreign Subsidiary) is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and
(iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 8.13) promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement and takes all actions required pursuant to Section 8.12 and (B) Subsidiaries may be acquired pursuant to Permitted Acquisitions so long as, in each such case the actions specified in preceding clause (A) shall be taken. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan, or (ii) default, and such default shall continue for more than three Business Days, in the payment when due of any interest on any Loan, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.08, 8.11 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02 and clause (i) of this Section 10.03) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or


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
            10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than Indebtedness under the Credit Documents) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than Indebtedness under the Credit Documents) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required, but beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than Indebtedness under the Credit Documents) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness described in preceding clauses (i) and (ii) is at least $3,000,000; or

            10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred with respect to a Plan subject to Title IV of ERISA, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or


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
 .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code, or the Borrower or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; or

            10.07 Security Documents. At any time after the execution and delivery thereof, except in accordance with the terms hereof and thereof, any of the Security Documents shall cease in any material respect to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby in any material respect (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than motor vehicles), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

            10.08 Spin-Off Documents. At any time after the execution and delivery thereof, any of the Trademark and Service Mark Licensing Agreement, Store Leases Agreement, Building Lease Agreement or Services Agreement shall cease in any material respect to be in full force and effect except to the extent any termination thereof is mutually consented to by the parties thereto in accordance with Section 9.11, or the Borrower or any of its Subsidiaries shall have defaulted in the due performance of any material provision of any of such documents and such default shall (i) continue unremedied for a period of 30 days and (ii) give rise to the right of any party (other than the Borrower and its Subsidiaries) to terminate any such agreement or materially curtail the rights of the Borrower and/or its Subsidiaries thereunder; or

            10.09 Subsidiaries Guaranty; Loan Purchase Agreement. At any time after the execution and delivery thereof, except in accordance with the terms hereof and thereof, (i) the Subsidiaries Guaranty or any provision thereof shall cease in any material respect to be in full force and effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary


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
Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty (after giving effect to any cure rights) or (ii) the Loan Purchase Agreement or any provision thereof shall cease in any material respect to be in full force and effect as to The Limited (other than in accordance with the terms hereof or thereof) , or The Limited or any Person acting by or on behalf of The Limited shall deny or disaffirm The Limited's obligations under the Loan Purchase Agreement or The Limited shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Loan Purchase Agreement (after giving effect to any cure rights); or

            10.10 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $3,000,000; or

            10.11  Change of Control.  A Change of Control shall occur; or

            10.12 Clean-Down Periods. Any Applicable Clean-Down Period shall end without a Clean-Down Period occurring during such Applicable Clean-Down Period in accordance with the requirements of Sections 4.02(j) and the definition of Clean-Down Period contained herein;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi)


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
apply any cash collateral held by the Administrative Agent pursuant to Section
4.02 to the repayment of the Obligations.

            SECTION 11.  Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquired Person" shall have the meaning provided in Section
9.02(ix).

            "Additional Security Documents" shall have the meaning provided in Section 8.12.

            "Adjusted Consolidated Indebtedness" shall mean, at any time, Consolidated Indebtedness at such time plus eight times Consolidated Rent Expense for the then most recently ended Test Period.

            "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense), net non-cash losses which were included in arriving at Consolidated Net Income for such period and all losses from Asset Sales which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period and all gains in respect of Asset Sales which were included in arriving at Consolidated Net Income for such period.

            "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

            "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Lenders.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "Affected Eurodollar Loans" shall have the meaning provided in
Section 4.02(h).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or


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
indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" shall mean, collectively, the Administrative Agent and the Syndication Agent.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

            "Applicable Base Rate Margin" (i) for any calculation of interest payable in respect of the period from and including the Initial Borrowing Date to but excluding the first Start Date (as defined below) to occur after the Initial Borrowing Date, shall mean 1.75%, and (ii) from and after the first day of any Applicable Pricing Period (the "Start Date") (commencing with the first Start Date to occur after the Initial Borrowing Date) to and including the last day of such Applicable Pricing Period (the "End Date"), shall mean the respective percentage per annum set forth in clause (A), (B), (C), (D) or (E) below if, but only if, as of the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date (the "Test Date") the condition in clause (A), (B), (C), (D) or (E) below is met:

            (A) 2.25% if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.5:1.0; or

            (B) 1.75% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.5:1.0 but greater than or equal to 4.0:1.0; or

            (C) 1.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.0:1.0 but greater than or equal to 3.5:1.0; or

            (D) 0.75% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0 but greater than or equal to 3.0:1.0; or

            (E) 0.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0:1.0.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Base Rate Margin shall be 2.25% at all times when (i) a payment Default under Section 10.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 8.01(a) or (b), as the case may be.

            "Applicable Clean-Down Period" shall mean each period beginning with the first day of the fourth fiscal quarter of any fiscal year of the Borrower and ending on the day which is two weeks after the last day of such fiscal year of the Borrower.

            "Applicable Commitment Commission Percentage" (i) for any calculation of the Commitment Fees payable in respect of the period from and including the Effective Date to the day prior to the first Start Date to occur after the Effective Date, shall mean 0.50% per annum, and (ii) after any Start Date (commencing with the first Start Date to occur after the Effective Date) to and including the corresponding End Date, shall mean the respective percentage per annum set forth in clause (A), (B) or (C) below if, but only if, as of the Test Date for such Start Date the condition set forth in clause (A), (B) or (C) below is met:

            (A) 0.50% if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or greater than 4.0:1:0; or

            (B) 0.375% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.0:1.00 but equal to or greater than 3.5:1.0; or

            (C) 0.25% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Percentage shall be 0.50% per annum at all times when (i) a payment Default under Section 10.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 8.01(a) or (b), as the case may be.

            "Applicable Eurodollar Margin" (i) for any calculation of interest payable in respect of the period from and including the Initial Borrowing Date to but excluding the first Start Date to occur after the Initial Borrowing Date, shall mean 2.75%, and (ii) from and after any Start Date (commencing with the first Start Date to occur after the Initial Borrowing Date) to and including the corresponding End Date, shall mean the respective percentage per annum set forth in clause (A), (B), (C), (D) or (E) below if, but only if, as of the Test Date for such Start Date the condition in clause (A), (B), (C), (D) or (E) below is met:

            (A) 3.25% if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.5:1.0; or

            (B) 2.75% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.5:1.0 but greater than or equal to 4.0:1.0; or

            (C) 2.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.0:1.0 but greater than or equal to 3.5:1.0; or

            (D) 1.75% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0 but greater than or equal to 3.0:1.0; or

            (E) 1.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0:1.0.

Notwithstanding anything to the contrary contained above in this definition the Applicable Eurodollar Margin shall be 3.25% at all times when (i) a payment Default under Section 10.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 8.01(a) or (b), as the case may be.

            "Applicable Pricing Period" shall mean each period which shall commence on the date one Business Days after the date on which the financial statements are delivered pursuant to Section 8.01(a) or (b) (or the same day provided such financial statements are delivered on a Business Day prior to 11:00 A.M. (New York time) and which shall end on the earlier of (i) the date one Business Day after the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or (b) (or the same day provided such financial statements are delivered on a Business Day prior to 11:00 A.M. (New York time) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(a) or (b) if such financial statements have not been delivered on or prior to such date.

            "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) of the Borrower or any of its Subsidiaries, provided that Asset Sales shall not include (i) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (ii) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, (iii) the leasing (pursuant to leases in the ordinary course of business) or licensing of real or personal property, including intellectual property, or (iv) disposals of obsolete, negligible or worn out property in the ordinary course of business.

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

            "Authorized Officer" shall mean the President or any Vice President of the Borrower or any other officer of the Borrower designated as such in writing to the Administrative Agent by the President or any Vice President of the Borrower.

            "Bankruptcy Code" shall have the meaning provided in Section
10.05.

            "Base Rate" shall mean for any day, a rate of interest per annum equal to the higher of (i) the Prime Lending Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1% per annum.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Building Lease Agreement" means the Building Lease Agreement between Distribution Land Corp. and the Borrower, as amended, in the form last delivered to the Administrative Agent on or before the Initial Borrowing Date.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the interbank Eurodollar market.

            "Calculation Period" shall mean the period of four consecutive fiscal quarters of the Borrower last ended before the date of the respective Permitted Acquisition which requires calculations to be made on a Pro Forma Basis.

            "Capital Expenditures" shall mean, with respect to any Person, the additions to property, plant and equipment and other capital expenditures of such Person, as the same are or would be set forth in a statement of cash flows of such Person in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

            "Change of Control" shall mean (i) any Person (other than, prior to the consummation of the Spin-Off, The Limited) or "group" (within the meaning of Rule 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Effective Date)) shall have (A) acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

            "Clean-Down Period" shall mean a 30 consecutive day period occurring during each Applicable Clean-Down Period, at all times during which (i) the sum of the Total Unutilized Revolving Loan Commitment as then in effect plus the lesser of (x) the Letter of Credit Outstandings and (y) $25,000,000, equals or exceeds the Total Revolving Loan Commitment at all times during such period and
(ii) the Borrower maintains customary trade terms with its trade creditors.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties, and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Term Loan Commitment or the Revolving Loan Commitment of such Lender.

            "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

            "Consolidated Capital Expenditures" shall mean, for any period, the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period (other than Capital Expenditures permitted under Section 9.07(b), (c), (d) and (e)).

            "Consolidated Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDAR for such period to (y) Consolidated Interest Expense plus Consolidated Rent Expense for such period.

            "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries at such time.

            "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i), and (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income before interest expense and before provision for taxes for such period and without giving effect (w) to any extraordinary gains or losses, (x) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business and (y) to any expenses related to or incurred by the Borrower in connection with the Transaction or any Permitted Acquisition, provided, however, that with respect to any Permitted Acquisition which is accounted for as a "purchase," for the Calculation Period following such acquisition Consolidated EBIT shall include results of operations of the company or assets so acquired, which amounts shall be determined on a Pro Forma Basis.

            "Consolidated EBITDAR" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto consolidated rent expense that was deducted in arriving at Consolidated EBIT for such period and the amount of all amortization and depreciation expense of the Borrower and its Subsidiaries that was deducted in arriving at Consolidated EBIT for such period.

            "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (i) Consolidated EBITDAR less Consolidated Capital Expenditures for such period to (ii) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period and
(ii) Consolidated Rent Expense for such period.

            "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including in any event the then outstanding principal amount of all Loans and all Capitalized Lease Obligations) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Indebtedness outstanding pursuant to trade payables, accrued expenses incurred in the ordinary course of business, the undrawn face amount of Letters of Credit and other letters of credit permitted to be outstanding hereunder, and obligations pursuant to Interest Rate Protection Agreements and Other Hedging Agreements permitted to be outstanding hereunder (and guaranty obligations related to the items described in this proviso and otherwise permitted hereunder) shall be excluded in determining Consolidated Indebtedness.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of fees and expenses paid on the Initial Borrowing Date in respect of this Agreement shall be excluded from Consolidated Interest Expense to the extent the same would otherwise have been included therein.

            "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis (after deduction for minority interests) in accordance with GAAP, provided that (i) in determining Consolidated Net Income of the Borrower, the net income (or loss) of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted without any prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and
(iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

            "Consolidated Rent Expense" shall mean, for any period, the aggregate total amount of rent and lease expense (excluding common area maintenance, utilities, taxes and contingent rent) for real property and retail store space paid by the Borrower and its Subsidiaries during such period which would be reported in accordance with GAAP and which was deducted in arriving at Consolidated EBIT for such period.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, subject to any express limitation contained therein, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Borrower immediately after giving effect to the Spin-Off and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note (if any), the Subsidiaries Guaranty, the Loan Purchase Agreement and each Security Document.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower and each Subsidiary
Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Determination Date" shall have the meaning provided in the definition of "Pro Forma Basis."

            "Distribution Agreement" shall mean the Distribution Agreement between The Limited and the Borrower in the form last delivered to the Administrative Agent on or before the Initial Borrowing Date.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payment(s) reduce Consolidated EBITDAR for the period in which they are made.

            "Documents" shall mean, collectively, each Credit Document, each Spin-Off Document and each other document or agreement executed in connection with the Transaction or the other transactions contemplated hereby.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Employee Benefit Plans" shall have the meaning provided in
Section 5.05.

            "Employment Agreements" shall have the meaning provided in
Section 5.05.

            "End Date" shall have the meaning provided in the definition of Applicable Base Rate Margin.


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
            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 et seq.; and (with respect to the exposure of employees to Hazardous Materials) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

            "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the London Interbank Offered Rate for borrowings (rounded upward to the nearest 1/100 of one percent) for deposits of Dollars in minimum amounts of at least the Minimum Borrowing Amount applicable to such Eurodollar Loan for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system, provided that if on such date no such rate is so displayed, the Eurodollar

Rate for such period shall be the rate determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest 1/16 of one percent) of the rate per annum at which deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such period are being offered by first class banks in the London Interbank Market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, divided (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period, (b) the decrease, if any, in Adjusted Consolidated Working Capital from the first day of such period to the last day of such period and (c) the amount of all carry-forwards of permitted Capital Expenditures from prior periods pursuant to
Section 9.07(a) which lapsed at the end of such period without having been used to make Capital Expenditures during such period, minus (ii) the sum of (a) the amount of all Capital Expenditures (excluding Capital Expenditures financed with proceeds of Indebtedness or pursuant to Capitalized Lease Obligations and excluding Capital Expenditures which, pursuant to the first proviso to Section 9.07(a) are deemed to constitute a utilization of amounts carried forward from prior periods pursuant to Section 9.07(a)) made by the Borrower and its Subsidiaries pursuant to Section 9.07(a) during such period, (b) the amount of Capital Expenditures permitted to be made pursuant to Section 9.07(a) which were not so used during such period and which are permitted to be carried forward to be used during a subsequent period pursuant to Section 9.07(a), (c) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments being financed with proceeds of Indebtedness, equity issuances, asset sales or insurance proceeds, and repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period and (c) the increase, if any, in Adjusted Consolidated Working Capital from the first day of such period to the last day of such period. Notwithstanding the foregoing provisions of this definition, to the extent Excess Cash Flow for any given Excess Cash Payment Period is less than zero, Excess Cash Flow for the immediately succeeding Excess Cash Payment Period shall be reduced by the lesser of (A) the amount of permitted Capital Expenditures deducted pursuant to clause
(ii)(b) above for such preceding Excess Cash Payment Period and (B) the amount (expressed as a positive number) by which Excess Cash Flow for such preceding Excess Cash Payment Period was less than zero.

            "Excess Cash Payment Date" shall mean the date occurring 120 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending closest to January 31, 2001).

            "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

            "Excluded Taxes" shall have the meaning provided in Section
4.04(a).

            "Existing Indebtedness" shall have the meaning provided in
Section 7.21.

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

            "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

            "GAAP" shall have the meaning provided in Section 13.07.

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radiologically contaminated materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or

"pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority pursuant to any Environmental Law.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than deferred obligations relating to employee benefits, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv),
(v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or any Other Hedging Agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

            "Information Memorandum" shall mean the Information Statement, contained in the Registration Statement on Form 10 filed with the SEC on June 28, 1999.

            "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to the conduct of the business of the Borrower or any of its Subsidiaries.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans or issuance of a Letter of Credit occurs.

            "Intercompany Loan" shall have the meaning provided in Section 9.05(vi).

            "Intercompany Note" shall mean a promissory note, in the form of Exhibit M, evidencing Intercompany Loans.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Investments" shall have the meaning provided in Section 9.05.

            "Issuing Bank" shall mean Citibank, N.A. on behalf of Citicorp USA, Inc. and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The only Issuing Bank on the Initial Borrowing Date is Citibank, N.A. on behalf of Citicorp USA, Inc.

            "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are otherwise permitted to exist pursuant to (or otherwise not restricted by) the terms of this Agreement, other than any Indebtedness for borrowed money unless consented to by the Administrative Agent and the Issuing Bank.

            "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall mean each Person listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

            "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(c),
1.04 or 2.

            "Lending Office" shall mean, with respect to any Lender, any office, branch, subsidiary or affiliate of such Lender.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Leverage Ratio" shall mean, at any time, the ratio of (x) Adjusted Consolidated Indebtedness at such time to (y) Consolidated EBITDAR for the then most recently ended Test Period; provided that for purposes of this definition, Consolidated EBITDAR shall be calculated on a Pro Forma Basis to the extent set forth in Section 13.07.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "LimToo" shall mean LimToo, Inc., a Delaware corporation.

            "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

            "Loan Purchase Agreement" shall have the meaning provided in
Section 5.13.

            "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Management Agreements" shall have the meaning provided in
Section 5.05.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

            "Maximum Swingline Amount" shall mean $5,000,000.

            "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $1,000,000 and (iii) for Swingline Loans, $100,000.

            "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

            "Mortgage Policy" shall have the meaning provided in Section 5.12.

            "Mortgaged Property" shall mean (i) each Real Property owned by any Credit Party and designated as a Mortgaged Property on Schedule 7.11 and (ii) each Real Property owned or leased by any Credit Party and designated as a Mortgaged Property pursuant to Section 8.12.

            "Multiemployer Plan" shall mean a plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has an obligation to contribute to or any liability.

            "NAIC" shall mean the National Association of Insurance
Commissioners.

            "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions, commitment and other financing fees and other costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

            "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

            "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents or any Indebtedness owed to the Borrower or a Subsidiary thereof) which is secured by the respective assets which were sold), and the taxes paid or payable as a result of such Asset Sale.

            "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

            "Non-Wholly Owned Entity" shall have the meaning provided in
Section 9.02(ix).

            "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).
            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 500 Stanton Christiania Road, Newark, DE 19713, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.


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
            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, currency exchange rate cap agreements, currency exchange rate collar agreements, currency exchange rate hedging agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency exchange rates or commodity prices.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10260, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall have the meaning provided in
Section 9.02(ix).

            "Permitted Businesses" shall have the meaning provided in Section 9.14.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto and accepted by the Administrative Agent.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section
5.09.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Pledged Notes" shall have the meaning provided in the Pledge Agreement.

            "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

            "Post-Closing Period" shall have the meaning provided in Section 9.02(ix).


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            "Prime Lending Rate" shall mean the rate which the Administrative
Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, with respect to any Permitted Acquisition or Asset Sale, the calculation of the consolidated results of the Borrower and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Acquisition or Asset Sale (and all Indebtedness incurred to finance such Permitted Acquisition, and all other Permitted Acquisitions and Asset Sales, effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall be made on a basis consistent with the requirements of Regulation S-X under the Securities Act and shall take into account the following assumptions:

            (i) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; and

            (ii) pro forma effect shall be given to all Asset Sales and Permitted Acquisitions (by excluding or including, as the case may be, the historical financial results for the respective properties) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period.

            "Projections" shall mean the pro forma financial projections of the Borrower and its Subsidiaries, in form satisfactory to the Administrative Agent, meeting the requirements of Section 7.05(d) and covering each of the fiscal periods of the Borrower ending after the Effective Date and prior to the Term Loan Maturity Date.

            "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund, offer to purchase or other similar provision (including any required put, redemption, repayment, sinking fund, offer to purchase or similar provision which is contingent on or triggered by, a change of control, asset sale or any other event or occurrence) prior to the date which is one year after the Term Loan Maturity Date, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants and
(iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations,


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sales of all or substantially all of the assets of the Borrower. or liquidations involving the Borrower.

            "Quarterly Payment Date" shall mean each January 31, April 30, July 31 and October 31 occurring after the Initial Borrowing Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

            "Register" shall have the meaning provided in Section 13.15.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans (and, if prior to the termination thereof, Term Loan Commitments), and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount


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greater than 50% of the sum of all outstanding Term Loans (and, if prior to the termination thereof, the Term Loan Commitments) of Non-Defaulting Lenders, and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders, and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Revolving Loan" shall have the meaning provided in Section
1.01(b).

            "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

            "Revolving Loan Maturity Date" shall mean the fifth anniversary of the Initial Borrowing Date.

            "Revolving Note" shall have the meaning provided in Section
1.05(a).
            "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b).

            "Scheduled Repayments" shall have the meaning provided in Section 4.02(b).

            "SEC" shall have the meaning provided in Section 8.01(h).

            "SEC Registration Documents" shall mean the Borrower's Form 10, filed with the SEC on June 28, 1999.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


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            "Security Agreement" shall have the meaning provided in Section
5.10.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement, except that, for purposes of this Agreement, Security Agreement Collateral shall not include Real Property (as defined in the Security Agreement).

            "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

            "Services Agreement" shall mean Services Agreement between the Borrower and The Limited in the form last delivered to the Administrative agent on or before the Initial Borrowing Date.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

            "Spin-Off" shall mean the spin-off of the Borrower to the shareholders of The Limited pursuant to and in accordance with the Spin-Off Documents.

            "Spin-Off Documents" shall mean, collectively, the SEC Registration Documents, the Distribution Agreement, the Services Agreement, the Trademark and Service Mark Licensing Agreement, the Building Lease Agreement, the Store Leases Agreement, the Tax Separation Agreement and all other intercompany agreements between the Borrower and The Limited after giving effect to the Spin-Off.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall have the meaning provided in the definition of Applicable Base Rate Margin.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Store Leases Agreement" shall mean the Store Leases Agreement among The Limited Stores, Inc., Victoria's Secret Stores, Inc., Lerner New York, Inc., Express, LLC, Structure, Inc., The Limited and the Borrower in the form last delivered to the Administrative Agent on or before the Initial Borrowing Date.

            "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.11.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in


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
which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary of the Borrower.

            "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Lender" shall mean Morgan Guaranty Trust Company of New York.

            "Swingline Loan" shall have the meaning provided in Section
1.01(c).

            "Swingline Note" shall have the meaning provided in Section
1.05(a).

            "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Syndication Date" shall have the meaning provided in Section
1.01(b).

            "Tax Separation Agreement" shall mean the Tax Separation Agreement between The Limited and the Borrower in the form last delivered to the Administrative Agent on or before the Initial Borrowing Date.

            "Tax Sharing Agreements" shall have the meaning provided in
Section 5.05.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall have the meaning provided in Section 1.01(a).

            "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section
1.13 or 13.04(b).

            "Term Loan Maturity Date" shall mean the fifth anniversary of the Initial Borrowing Date.

            "Term Note" shall have the meaning provided in Section 1.05(a).


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
            "Test Date" shall have the meaning provided in the definition of "Applicable Base Rate Margin."

            "Test Period" shall mean the period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period). Notwithstanding the foregoing, or anything to the contrary required by GAAP, in the case of any Test Period ending prior to July 31, 2000, calculations of Consolidated Rent Expense and Consolidated Interest Expense shall be made for the respective Test Period in accordance with the following sentence. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended closest to January 31, 1999, Consolidated Rent Expense for such fiscal quarter shall be deemed to be $7,498,000 and Consolidated EBITDAR for such fiscal quarter shall be deemed to be $31,013,000, (ii) includes the first fiscal quarter of the fiscal year ended closest to January 31, 2000, Consolidated Rent Expense for such fiscal quarter shall be deemed to be $7,623,000 and Consolidated EBITDAR for such fiscal quarter shall be deemed to be $12,151,000, and (iii) includes the second fiscal quarter of the fiscal year ended closest to January 31, 2000, Consolidated Rent Expense for such fiscal quarter shall be deemed to be $7,790,000 and Consolidated EBITDAR for such fiscal quarter shall be deemed to be $14,697,000.

            "The Limited" shall mean The Limited, Inc., a Delaware corporation.

            "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Trademark and Service Mark Licensing Agreement" shall mean the Trademark and Service Mark Licensing Agreement, between Limco, Inc., a Delaware corporation and LimToo in the form last delivered to the Administrative Agent on or before the Initial Borrowing Date.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, i.e., Term Loans, Revolving Loans and Swingline Loans.


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
            "Transaction" shall mean, collectively, (i) the incurrence of the Loans on the Initial Borrowing Date, (ii) the repayment of any Indebtedness to be refinanced and the release of Liens in connection therewith, (iii) the consummation of the Spin-Off (including the payments to be made by the Borrower to The Limited in connection therewith) and (iv) the payment of fees and expenses owing in connection with the foregoing.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings.

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date


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
data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

            SECTION 12.  The Administrative Agent.

            12.01 Appointment. The Lenders hereby designate Morgan Guaranty Trust Company of New York as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Morgan Guaranty Trust Company of New York (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby designate Citicorp USA, Inc., as Syndication Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither any Agent nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority


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or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

            12.06 Indemnification. (a) To the extent any Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders (but in any event calculated as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

            (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any


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similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.08 Holders. The Administrative Agent shall deem and treat the holder of any Note as set forth in the Register as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent pursuant to Section 13.04(b). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation by the Agents. (a) The Administrative Agent and/or the Collateral Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent and/or Collateral Agent, as the case may be, pursuant to clauses (b) and
(c) below or, in the case of the Administrative Agent, as otherwise provided below. The Syndication Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time after the earlier of (i) the 90th day after the Initial Borrowing Date and
(ii) the Syndication Date, by giving notice to the Borrower, the Administrative Agent and the Lenders. Such resignation shall take effect upon delivery of such notice.

            (b) Upon any such notice of resignation by the Administrative Agent and/or Collateral Agent, as the case may be, the Required Lenders shall appoint a successor Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent and/or Collateral Agent, as the case may be, shall not have been so appointed within such 15 Business Day period, the Administrative Agent and/or Collateral Agent, as the case may be, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent and/or Collateral Agent, as the case may be, who shall serve as Administrative Agent and/or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be, as provided above.

            (d) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit


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Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

            SECTION 13.  Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (w) of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of the Administrative Agent's local counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (x) of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and expenses of White & Case LLP) with respect to any amendment, waiver or consent relating to this Agreement and/or the other Credit Documents, (y) of the Agents in connection with their syndication efforts with respect to this Agreement and
(z) of the Administrative Agent and the Collateral Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence of an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender and their respective Affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries (provided that in the case of a location not owned or operated by the Borrower or any of its Subsidiaries, such generation, storage, transportation, handling or disposal shall have been effected by the Borrower or any of its Subsidiaries), the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim


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asserted against the Borrower, any of its Subsidiaries or any Real Property
owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, to the extent permitted under applicable law, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 13.02, no Lender shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Lenders so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Lenders and (notwithstanding anything to the contrary contained in Section 13.12) may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any right against any Credit Party or against any Collateral.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telecopied or delivered: if to the Administrative Agent or any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight


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courier, be effective three days after having been deposited in the mails, the
Business Day after having been delivered to the overnight courier, or the day sent by telecopier, except that notices and communications to the Administrative Agent or any Credit Party shall not be effective until received by the Administrative Agent or such Credit Party.

            13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (A) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) to one or more Lenders or (iii) in the case of a Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (B) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by


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execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments (or outstanding Term Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes (if any) by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (B) above (which consent shall not be unreasonably withheld or delayed), (iv) so long as no Default or Event of Default exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (B) above (which consent shall not be unreasonably withheld or delayed), (v) the consent of the Swingline Lender and each Issuing Bank shall be required in connection with any assignment of all or any portion of any Revolving Loan Commitment pursuant to clause (A) or (B) above (which consents shall not be unreasonably withheld or delayed), (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, which fee shall not be subject to reimbursement from the Borrower and (vii) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary above in this Section 13.04(b), the Lenders may sell to The Limited, and The Limited may purchase from the Lenders, any of the Borrower's Obligations hereunder in accordance with the terms and provisions of the Loan Purchase Agreement without reference to the provisions of this Section 13.04(b).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes (if any) hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.


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            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise


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disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining Applicable Margins and compliance with Sections
9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Calculations of Excess Cash Flow and all computations determining Applicable Base Rate Margins, Applicable Commitment Commission Percentages and Applicable Eurodollar Margins and compliance with Sections 9.08 through 9.10, inclusive, shall not be made on a Pro Forma Basis, except that (x) in calculating the Leverage Ratio for purposes of determining the Applicable Base Rate Margins, Applicable Commitment Commission Percentages and Applicable Eurodollar Margins, all determinations of Consolidated EBITDAR shall be made on a Pro Forma Basis for all Asset Sales and Permitted Acquisitions effected during the relevant Test Period and, to the extent expressly provided in the definitions of Applicable Base Rate Margin, Applicable Commitment Commission Percentage and Applicable Eurodollar Margin, for Asset Sales and Permitted Acquisitions consummated thereafter, (y) all calculations of compliance with
Section 9.10 shall calculate Consolidated EBITDAR and Consolidated Rent Expense on a Pro Forma Basis for all Asset Sales and Permitted Acquisitions effected during the relevant Test Period (but not thereafter) and (z) all calculations determining compliance with Section 9.02(ix) shall be made on a Pro Forma Basis to the extent provided therein.

            (b) All computations of interest, Commitment Commission and other Fees hereunder, shall be made on the basis of a year of 360 days for the actual number of days elapsed.

            13.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED WITHIN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES


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THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS
ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO
PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY
OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY
OTHER JURISDICTION.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.


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            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate of interest or Fees or extend the time of payment of interest or Fees, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release a Subsidiary Guarantor from the Subsidiaries Guaranty (except as expressly provided in the Subsidiaries Guaranty or in connection with the sale of such Subsidiary Guarantor in accordance with the terms of this Agreement),
(iv) amend, modify or waive any provision of this Section 13.12, (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (v) without the consent of each Issuing Bank, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit,
(w) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date)


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or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may
(i) waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered or (ii) agree to modify said Sections 4.01(a) and/or 4.02 (excluding Section 4.02(b)) to provide that any additional extensions of credit pursuant to this Agreement receive their proportionate share of any prepayments or repayments pursuant to said Sections) or (z) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Repayment or without the consent of the Supermajority Lenders of each Tranche, amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date).

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments (if such Lender's consent is required as a result of its Commitments) and/or repay outstanding Term Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.


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            13.14 Domicile of Loans. Each Lender may transfer and carry its
Loans at, to or for the account of any of its Lending Offices. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the name and address of each Lender, the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon, if requested by the assigning or transferor Lender and/or the new Lender, one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15, except those losses, claims, damages and liabilities resulting from the Administrative Agent's gross negligence or willful misconduct.

            13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is not publicly filed, provided that any Lender may disclose any such information
(a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a), (b) as may be required or reasonably


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appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Loans or Commitments or any interest therein by such Lender and to any direct or indirect contractual counterparties in Interest Rate Protection Agreements or Other Hedging Agreements entered into by any Lender, provided that such prospective transferee and each such contractual counterparty agrees to be bound by the confidentiality provisions contained in this Section 13.16.

            (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender).

            13.17 Limitation on Increased Costs. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, or reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.


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            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



                                             TOO, INC.
Address:
3885 Morse Road
Columbus, OH  43219
Attention: Kent A. Kleeberger, CFO           By: /s/ Kent A. Kleeberger
Telephone: (614) 479-3610                        -------------------------------
Telecopier: (614) 479-3720                       Title: Vice President &
Telecopier: (614) 479-3720                              Chief Financial Officer

                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                      Individually and as Administrative Agent




                                      By:  /s/ Dorothy Kim Lee
                                         -------------------------------------
                                         Title: Vice President